Exhibit 10.1

Execution Version

SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 30, 2016 and is entered into by and among Bats Global Markets, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, Bank of America, N.A. (“BofA”), as the successor administrative agent (in such capacity, the “Successor Administrative Agent”) and as a Refinancing Term Lender (as defined below) and a Refinancing Revolving Lender (as defined below), JPMorgan Chase Bank, N.A., (“JPM Bank”), as the existing administrative agent (in such capacity, the “Existing Administrative Agent”), Credit Suisse AG, Cayman Islands Branch (“CS”), as the collateral agent (in such capacity, the “Collateral Agent”), each Consenting Term Lender and each Refinancing Revolving Lender, and is made with reference to that certain Credit Agreement dated as of January 31, 2014 and amended and restated as of February 24, 2015 (as amended or amended and restated prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Restated Credit Agreement”) by and among the Borrower, the Lenders from time to time party thereto, the Existing Administrative Agent and the Collateral Agent.

RECITALS

WHEREAS, the Borrower has requested to refinance the outstanding Loans and Revolving Credit Commitments with Specified Refinancing Debt and Specified Refinancing Revolving Commitments pursuant to Section 2.24 of the Credit Agreement on the terms set forth herein;

WHEREAS, (i) each Consenting Term Lender that has executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Consent”), and checks “Cashless Settlement Option” on such Consent shall be deemed, upon the Second Amendment Date (as defined herein) to have converted 100% of its outstanding Term Loans (or such lesser amount as is allocated to such Lender by the Refinancing Amendment Lead Arrangers on or prior to the Second Amendment Date) into a like principal amount of Refinancing Term Loans (as defined below), (ii) if less than $650,000,000 of outstanding existing Term Loans are converted as described in clause (i) above, the Refinancing Term Lender has agreed to make Refinancing Term Loans to the Borrower in a principal amount equal to the excess of (x) $650,000,000 over (y) the principal amount of any outstanding Term Loans under the Credit Agreement that are converted into Refinancing Term Loans on the Second Amendment Date, the proceeds of which shall be applied, together with cash on the balance sheet of the Borrower, to repay the then outstanding non-converted Term Loans and (iii) each Refinancing Revolving Lender has agreed to provide Refinancing Revolving Commitments to the Borrower in a principal amount equal to the amount set forth opposite the name of such Refinancing Revolving Lender on Schedule 2.01 of the Credit Agreement, which shall replace and refinance in full the outstanding Revolving Credit Commitments under the Credit Agreement immediately prior to the Second Amendment Date;

WHEREAS, the Borrower, the Successor Administrative Agent, and each Consenting Term Lender, the Refinancing Term Lender and each Refinancing Revolving Lender have agreed pursuant to Section 2.24 of the Credit Agreement to amend certain provisions of the Credit Agreement as provided for herein to effect the incurrence of the Specified Refinancing Debt;

WHEREAS, subject to the terms and conditions set forth below and as set forth in Section IV, the Required Lenders desire to appoint BofA to act as the Successor Administrative Agent under the Restated Credit Agreement and the other Loan Documents, such appointment being reasonably acceptable to the Borrower; and

WHEREAS, each Lender that executes and delivers a signature page or Consent hereto and the Successor Administrative Agent are willing to agree to the consents, amendments and waivers set forth herein on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     DEFINED TERMS

A.     Incorporated Terms.  Terms defined in the Restated Credit Agreement and used but not defined herein shall have the meanings given to them in the Restated Credit Agreement unless otherwise defined herein.

B.     Additional Terms.  As used in this Amendment, the following terms shall have the meaning specified below:

(a)     “Consenting Term Lender” means each Lender that on or prior to the Second Amendment Date executed and delivered a Consent to the Successor Administrative Agent.

(b)     “Refinancing Amendment Lead Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC and Deutsche Bank Securities Inc.

(c)     “Refinancing Revolving Commitment” means, with respect to each Refinancing Revolving Lender, the obligation of such Refinancing Revolving Lender to provide a Revolving Credit Commitment to the Borrower on the Second Amendment Date in an aggregate principal amount equal to the principal amount set forth opposite the name of such Refinancing Revolving Lender on Schedule 2.01 of the Restated Credit Agreement. The aggregate principal amount of such Refinancing Revolving Commitments on the Second Amendment Date is $100,000,000.

(d)     “Refinancing Revolving Lender” means each of the financial institutions listed as a Refinancing Revolving Lender on Schedule 2.01 of the Restated Credit Agreement, in its capacity as a Lender in respect of the Refinancing Revolving Commitments, and its successors and assigns as permitted under the Restated Credit Agreement.

(e)     “Refinancing Revolving Loans” means the Revolving Loans as defined in and made by the Refinancing Revolving Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a) of the Restated Credit Agreement.

(f)     “Refinancing Term Commitment” means the obligation of the Refinancing Term Lender to make a Refinancing Term Loan to the Borrower on the Second Amendment Date in an aggregate principal amount equal to the excess of (x) $650,000,000 over (y) the principal amount of any outstanding Term Loans under the Credit Agreement that are converted into Refinancing Term Loans on the Second Amendment Date. The aggregate principal amount of the Refinancing Term Commitment on the Second Amendment Date is $295,414,479.38.

(g)     “Refinancing Term Lender” means Bank of America, N.A., in its capacity as the Lender in respect of the Refinancing Term Commitment, and its successors and assigns as permitted under the Restated Credit Agreement.

(h)     “Refinancing Term Loans” means (i) the Term Loans as defined in and made by the Refinancing Term Lender to the Borrower pursuant to clause (i) of Section 2.01(a) of the

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Restated Credit Agreement and (ii) the Term Loans into which Term Loans of Consenting Lenders outstanding immediately prior to the Second Amendment Date are converted pursuant hereto on the Second Amendment Date.

SECTION II.     AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is, effective as of the Second Amendment Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit B.

SECTION III.      REFINANCING LOANS AND REFINANCING REVOLVING COMMITMENTS

A.     Refinancing Term Loans.  Pursuant to Section 2.24 of the Credit Agreement, the Borrower is obtaining the Refinancing Term Loans, which are a new Class of Term Loans to be made (and into which certain Term Loans outstanding immediately prior to the Second Amendment Date are to be converted) on the Second Amendment Date, in an aggregate principal amount of $650,000,000.  On the Second Amendment Date and subject to the terms and conditions set forth herein, (i) each Consenting Term Lender that has elected the Cashless Settlement Option on its Consent hereto will have 100% of its outstanding Term Loans under the Credit Agreement (or such lesser amount as is allocated to such Lender by the Refinancing Amendment Lead Arrangers on or prior to the Second Amendment Date) converted into a like principal amount of Refinancing Term Loans and (ii) the Refinancing Term Lender will lend to the Borrower, and the Borrower will borrow from the Refinancing Term Lender, Refinancing Term Loans in a principal amount equal to the excess of (x) $650,000,000 over (y) the principal amount of any outstanding Term Loans under the Credit Agreement that are converted into Refinancing Term Loans on the Second Amendment Date.

B.      Agreements of Refinancing Term Lender and Consenting Term Lenders.  The Refinancing Term Lender agrees that (i) effective on and at all times after the Second Amendment Date, the Refinancing Term Lender will be bound by all obligations of a Lender under the Restated Credit Agreement in respect of the Refinancing Term Commitment and Refinancing Term Loans and (ii) on the Second Amendment Date, the Refinancing Term Lender will fund to the Borrower Refinancing Term Loans in the amount of the Refinancing Term Commitment.  Each Consenting Term Lender agrees that effective on and at all times after the Second Amendment Date, such Consenting Term Lender will be bound by all obligations of a Lender under the Restated Credit Agreement in respect of the Refinancing Term Loans.  Each Lender under the Credit Agreement party hereto waives any notice period required by Section 2.12 of the Credit Agreement with respect to any notice of prepayment of Term Loans or termination of Revolving Credit Commitments (each as defined in the Credit Agreement) on the Second Amendment Date.

C.     Specified Revolving Commitment.  Pursuant to Section 2.24 of the Credit Agreement, the Borrower is obtaining the Refinancing Revolving Commitments, which are a new Class of Revolving Credit Commitments to be provided on the Second Amendment Date, in an aggregate principal amount equal to $100,000,000.  On the Second Amendment Date and subject to the terms and conditions set forth herein, each Refinancing Revolving Lender commits to provide Revolving Loans in accordance with clause (ii) of Section 2.01(a) of the Restated Credit Agreement.

D.      Agreements of Refinancing Revolving Lenders.  Each Refinancing Revolving Lender agrees that (i) effective on and at all times after the Second Amendment Date, such Refinancing Revolving Lender will be bound by all obligations of a Lender under the Restated Credit Agreement in respect of its Refinancing Revolving Commitment and Refinancing Revolving Loans.

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E.     Specified Refinancing Debt.  The Refinancing Term Loans, Refinancing Revolving Commitments and Refinancing Revolving Loans will be incurred as “Specified Refinancing Debt” pursuant to Section 2.24 of the Credit Agreement and this Amendment constitutes the “Refinancing Amendment” in respect thereof.  The terms of the Refinancing Term Loans, Refinancing Revolving Commitments and Refinancing Revolving Loans will be as set forth herein and in the Restated Credit Agreement and shall, except as set forth herein and in the Restated Credit Agreement, have the same terms as the Term Loans, Revolving Credit Commitments and Revolving Loans outstanding under the Credit Agreement immediately prior to the Second Amendment Date.

SECTION IV.     RESIGNATION AND APPOINTMENT OF ADMINISTRATIVE AGENT

Pursuant to Section 8.06 of the Credit Agreement, (i) the Required Lenders and the Borrower hereby accept the resignation of the Existing Administrative Agent as the Administrative Agent under the Loan Documents, (ii) the Required Lenders hereby appoint BofA to act as the Successor Administrative Agent under the Loan Documents, (iii) the Borrower hereby accepts the appointment of BofA as the Successor Administrative Agent under the Loan Documents and (iv) each of the parties hereto waives any applicable notice or consent requirements under the Loan Documents with respect to the actions described in the immediately preceding clauses (i), (ii) and (iii), in each case effective as of the Second Amendment Date.

SECTION V.     CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the “Second Amendment Date”):

A.     Execution.  The Successor Administrative Agent (or its counsel) shall have received counterpart signature pages (or Consents in the case of Consenting Term Lenders) to this Amendment duly executed by (i) each Loan Party, (ii) the Successor Administrative Agent, (iii) the Existing Administrative Agent, (iv) the Collateral Agent, (v) each Consenting Term Lender, (vi) the Refinancing Term Lender and (vii) each Refinancing Revolving Lender.

B.     Resignation and Appointment Agreement. The Successor Administrative Agent shall have received the executed Resignation and Appointment Agreement.

C.     Fees and Expenses.  (i) The Refinancing Amendment Lead Arrangers shall have received all fees and other amounts due and payable in connection with the performance of their obligations as the Refinancing Amendment Lead Arrangers on or prior to the Second Amendment Date, including, to the extent invoiced at least one Business Day prior to the Second Amendment Date, reimbursement or other payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document or under the Engagement Letter (including the reasonable and documented fees and expenses of its counsel), (ii) the Existing Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Date as separately agreed to by the Borrower and the Existing Administrative Agent in writing, including, to the extent invoiced at least one Business Day prior to the Second Amendment Date, reimbursement or other payment of all reasonable out-of-pocket expenses it has incurred in connection with this Amendment (including the reasonable and documented fees and expenses of its counsel), and (iii) BofA, as Successor Administrative Agent, shall have received all fees and other amounts due and payable on or prior to the Second Amendment Date as separately agreed to by the Borrower and the Successor Administrative Agent in writing.

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D.     Legal Opinions.  The Successor Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Davis Polk & Wardwell LLP, counsel for the Borrower, (ii) the General Counsel of the Borrower, and (iii) each local counsel listed on Schedule I hereto, in each case (A) dated the Second Amendment Date, (B) addressed to the Successor Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

E.     Power; Authorization; Enforceable Obligations.  The Successor Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Second Amendment Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Second Amendment Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Successor Administrative Agent may reasonably request.

F.     Officers Certificate. The Successor Administrative Agent shall have received a certificate, dated the Second Amendment Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (A) and (B) of Section VI.

G.     Patriot Act.  The Successor Administrative Agent and the Lenders shall have received at least three business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, with respect to the Loan Parties, to the extent requested at least five days prior to the Second Amendment Date.

H.     Lien Searches. The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Successor Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with the Second Amendment Date, or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made.

I.     Solvency.  The Successor Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Successor Administrative Agent, as set forth in Exhibit H of the Credit Agreement, to the effect that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

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J.     Borrowing Notice.  The Successor Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 of the Restated Credit Agreement.

K.     Perfection Certificate.  The Collateral Agent shall have received a Perfection Certificate executed and delivered by the Borrower and each Guarantor.

SECTION VI.     REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants that, after giving effect to the Transactions:

A.     Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Second Amendment Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and

B.     At the time of and immediately after the Second Amendment Date, no Default or Event of Default has occurred and is continuing.

SECTION VII.     LOAN PARTY ACKNOWLEDGMENT AND CONSENT

Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Restated Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Loan Party acknowledges and agrees that, except to the extent expressly modified hereby, any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Restated Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Credit Agreement.

SECTION VIII.     MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)     On and after the Second Amendment Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the

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Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Refinancing Revolving Loans and the Refinancing Term Loans shall each be “Loans” for all purposes of the Loan Documents and the Refinancing Revolving Lenders and the Refinancing Term Lender shall each be “Lenders” for all purposes of the Loan Documents.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B.     Headings.  The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

C.     Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

D.     Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Successor Administrative Agent.  Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	BATS GLOBAL MARKETS, INC.

	By:	/s/ Chris Concannon
Name: Chris Concannon
Title: President & CEO

GUARANTORS:	BATS GLOBAL MARKETS, INC.,
BATS GLOBAL MARKETS HOLDINGS, INC.,
BATS BZX EXCHANGE, INC.,
BATS BYX EXCHANGE, INC.,
BATS EDGX EXCHANGE, INC.,
BATS EDGA EXCHANGE, INC.,
BATS HOTSPOT HOLDINGS LLC,
BATS HOTSPOT LLC,
BATS HOTSPOT SERVICES LLC,
BATS ETF.COM, INC. AND
DIRECT EDGE LLC
:

	By:	/s/ Chris Concannon
Name: Chris Concannon
Title: President

OMICRON ACQUISITION CORP

	By:	/s/ Eric Swanson
Name: Eric Swanson
Title: Vice President & Secretary

[Bats Second Amendment Signature Page]

BANK OF AMERICA, N.A.,
as the Successor Administrative Agent

By:	/s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

[Bats Second Amendment Signature Page]

JP MORGAN CHASE BANK, N.A.,
as the Existing Administrative Agent

By:	/s/ Leo Lai
Name: Leo Lai
Title: Executive Director, JPMorgan Chase

[Bats Second Amendment Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as the Collateral Agent

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

[Bats Second Amendment Signature Page]

BARCLAYS BANK PLC,
as a Refinancing Revolving Lender

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

[Bats Second Amendment Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Refinancing Revolving Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Michael Rogliano
Name: Michael Rogliano
Title: Director

[Bats Second Amendment Signature Page]

BANK OF MONTREAL,
as a Refinancing Revolving Lender

By:	/s/ Scott M. Ferris
Name: Scott M. Ferris
Title: Managing Director

[Bats Second Amendment Signature Page]

SCHEDULE I

Local Counsel Opinions

Morris, Nichols, Arsht & Tunnell LLP, as to certain Delaware law matters

Greenbaum Rowe Smith & Davis LLP, as to New Jersey law matters

EXHIBIT A

Term Lender Consent

The undersigned Term Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐                                    to convert 100% of the outstanding principal amount of the Term Loan(s) held by such Lender (or such lesser amount allocated to such Lender by the Refinancing Amendment Lead Arrangers) into a Refinancing Term Loan in a like principal amount.  In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Second Amendment Date.

Post-Closing Settlement Option

☐                                    to have 100% of the outstanding principal amount of the Term Loan(s) held by such Lender prepaid on the Second Amendment Date and purchase by assignment a principal amount of Refinancing Term Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Refinancing Amendment Lead Arrangers).  In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Second Amendment Date.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

EXHIBIT B

Restated Credit Agreement

~~Exhibit A~~EXHIBIT B

CREDIT AGREEMENT

dated as of

January 31, 2014,

as amended and restated on

February 24, 2015,

and as further amended and restated on

June 30, 2016,

among

BATS GLOBAL MARKETS, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

~~JPMORGAN CHASE~~ BANK OF AMERICA, N.A.,

as Administrative Agent

and

CREDIT SUISSE AG,

as Collateral Agent

~~J.P. MORGAN SECURITIES LLC,~~

~~as Sole Bookrunner, Sole Lead Arranger, Documentation Agent and Syndication Agent for the Amendment~~

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	~~32~~31
SECTION 1.03.	Pro Forma Calculations	~~33~~31
SECTION 1.04.	Classification of Loans and Borrowings	~~34~~33
SECTION 1.05.	Currency Equivalents for Revolving Loans	~~34~~33

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~34~~33
SECTION 2.02.	Loans	~~35~~34
SECTION 2.03.	Borrowing Procedure	~~36~~35
SECTION 2.04.	Evidence of Debt; Repayment of Loans	~~37~~35
SECTION 2.05.	Fees	~~37~~36
SECTION 2.06.	Interest on Loans	~~38~~37
SECTION 2.07.	Default Interest	~~39~~37
SECTION 2.08.	Alternate Rate of Interest	~~39~~37
SECTION 2.09.	Termination and Reduction of Commitments	~~39~~38
SECTION 2.10.	Conversion and Continuation of Borrowings	~~40~~38
SECTION 2.11.	Repayment of Term Borrowings	~~41~~40
SECTION 2.12.	Voluntary Prepayment	~~42~~40
SECTION 2.13.	Mandatory Prepayments	~~45~~43
SECTION 2.14.	Reserve Requirements; Change in Circumstances	~~47~~45
SECTION 2.15.	Change in Legality	~~48~~46
SECTION 2.16.	Breakage	~~49~~47
SECTION 2.17.	Pro Rata Treatment	~~49~~47
SECTION 2.18.	Sharing of Setoffs	~~49~~47
SECTION 2.19.	Payments	~~50~~48
SECTION 2.20.	Taxes	~~51~~49
SECTION 2.21.	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	~~54~~52
SECTION 2.22.	Incremental Facilities	~~55~~53
SECTION 2.23.	Loan Modification Offers	~~59~~57
SECTION 2.24.	Specified Refinancing Debt	~~60~~58
SECTION 2.25.	Currency Equivalents	~~61~~59

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~61~~59
SECTION 3.02.	Authorization	~~62~~59

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Page

SECTION 3.03.	Enforceability	~~62~~60
SECTION 3.04.	Governmental Approvals	~~62~~60
SECTION 3.05.	Financial Statements	~~62~~60
SECTION 3.06.	No Material Adverse Change	~~63~~60
SECTION 3.07.	Title to Properties; Possession Under Leases	~~63~~60
SECTION 3.08.	Subsidiaries	~~63~~61
SECTION 3.09.	Litigation; Compliance with Laws	~~64~~61
SECTION 3.10.	Agreements	~~64~~61
SECTION 3.11.	Federal Reserve Regulations	~~64~~61
SECTION 3.12.	Investment Company Act	~~64~~61
SECTION 3.13.	Use of Proceeds	~~64~~62
SECTION 3.14.	Tax Matters	~~64~~62
SECTION 3.15.	No Material Misstatements	~~64~~62
SECTION 3.16.	Employee Benefit Plans	~~65~~62
SECTION 3.17.	Environmental Matters	~~65~~63
SECTION 3.18.	Security Documents	~~66~~63
SECTION 3.19.	Intellectual Property; Licenses, ~~etc~~Etc.	~~66~~64
SECTION 3.20.	Location of Real Property	~~67~~64
SECTION 3.21.	Solvency	~~67~~64
SECTION 3.22.	FCPA and Sanctions Laws	~~67~~64

ARTICLE IV

Conditions of Lending

SECTION 4.01.	All Credit Events	~~67~~65
~~SECTION 4.02.~~	~~First Credit Event~~	~~68~~
~~SECTION 4.03.~~	~~Funding Date~~	~~70~~

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Existence; Compliance with Laws; Businesses and Properties	~~73~~65
SECTION 5.02.	Insurance	~~74~~66
SECTION 5.03.	Obligations and Taxes	~~74~~66
SECTION 5.04.	Financial Statements, Reports, ~~etc~~Etc.	~~75~~67
SECTION 5.05.	Litigation and Other Notices	~~77~~69
SECTION 5.06.	Information Regarding Collateral	~~77~~69
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings	~~77~~69
SECTION 5.08.	Use of Proceeds	~~78~~70
SECTION 5.09.	Employee Benefits	~~78~~70
SECTION 5.10.	Further Assurances	~~78~~70
~~SECTION 5.11.~~	~~Lender Calls~~	~~79~~
~~SECTION 5.12.~~	~~Post-Closing Obligations~~	~~79~~
~~SECTION 5.13.~~	~~Escrow~~	~~79~~

Page

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	~~79~~71
SECTION 6.02.	Liens	~~82~~74
SECTION 6.03.	Sale and Lease-Back Transactions	~~83~~75
SECTION 6.04.	Investments, Loans and Advances	~~84~~75
SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~86~~78
SECTION 6.06.	Restricted Payments; Restrictive Agreements	~~86~~78
SECTION 6.07.	Transactions with Affiliates	~~87~~79
SECTION 6.08.	Business of the Borrower and Subsidiaries	~~88~~79
SECTION 6.09.	Other Indebtedness and Agreements	~~88~~79
SECTION 6.10.	Regulatory Capital	~~88~~80
SECTION 6.11.	Maximum Leverage Ratio	~~88~~80
SECTION 6.12.	Fiscal Year	~~90~~80
SECTION 6.13.	Hotspot Acquisition Related Payments	~~90~~80

ARTICLE VII

Events of Default

ARTICLE VIII

Agency

SECTION 8.01.	Appointment and Authority	~~93~~83
SECTION 8.02.	Rights as a Lender	~~93~~83
SECTION 8.03.	Exculpatory Provisions	~~93~~84
SECTION 8.04.	Reliance by Agents	~~94~~84
SECTION 8.05.	Delegation of Duties	~~94~~85
SECTION 8.06.	Resignation of Agents	~~94~~85
SECTION 8.07.	Non-Reliance on Administrative Agent and Other Lenders	~~95~~86
SECTION 8.08.	No Other Duties, ~~etc~~Etc.	~~95~~86
SECTION 8.09.	Administrative Agent May File Proofs of Claim	~~95~~86
SECTION 8.10.	Collateral and Guaranty Matters	~~96~~86
SECTION 8.11.	Withholding Tax	~~96~~87

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices; Electronic Communications	~~97~~87
SECTION 9.02.	Survival of Agreement	~~99~~90
SECTION 9.03.	Binding Effect	~~100~~90
SECTION 9.04.	Successors and Assigns	~~100~~90
SECTION 9.05.	Expenses; Indemnity; Damages Waivers	~~103~~94
SECTION 9.06.	Right of Setoff	~~105~~95
SECTION 9.07.	Applicable Law	~~105~~95
SECTION 9.08.	Waivers; Amendments	~~105~~95
SECTION 9.09.	Interest Rate Limitation	~~107~~97

Page

SECTION 9.10.	Entire Agreement	~~107~~97
SECTION 9.11.	WAIVER OF JURY TRIAL	~~107~~98
SECTION 9.12.	Severability	~~108~~98
SECTION 9.13.	Counterparts	~~108~~98
SECTION 9.14.	Headings	~~108~~98
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~108~~98
SECTION 9.16.	Confidentiality	~~108~~99
SECTION 9.17.	Lender Action	~~109~~99
SECTION 9.18.	USA PATRIOT Act Notice	~~109~~100
SECTION 9.19.	Release of Collateral and Guarantees	~~109~~100
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	101

SCHEDULES

Schedule 1.01(a)	-	Broker Dealer Subsidiaries
Schedule 1.01(b)	-	Competitors
Schedule 1.01(c)	-	Guarantors
Schedule 1.01(d)	-	Registered Securities Exchange Subsidiaries
Schedule 2.01~~(a)~~	-	Lenders and Commitments ~~as of the Closing Date~~
~~Schedule 2.01(b)~~	~~-~~	~~Lenders and Commitments for B-1 Term Loans~~
~~Schedule 2.01(c)~~	~~-~~	~~Lenders and Commitments for Incremental B-2 Term Loans~~
Schedule 3.08	-	Subsidiaries
Schedule 3.18(a)	-	UCC Filing Offices
Schedule 3.20	-	Owned Property
~~Schedule 4.02(b)~~	~~-~~	~~Local Counsel~~
~~Schedule 5.12~~	~~-~~	~~Post-Closing Obligations~~
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A-1	-	Form of Administrative Questionnaire (Term Lenders)
Exhibit A-2	-	Form of Administrative Questionnaire (Revolving Lenders)
Exhibit B	-	Form of Affiliate Subordination Agreement
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Borrowing Request
Exhibit E	-	Form of Guarantee and Collateral Agreement
Exhibit F-1	-	Form of U.S. Tax Compliance Certificate
Exhibit F-2	-	Form of U.S. Tax Compliance Certificate
Exhibit F-3	-	Form of U.S. Tax Compliance Certificate
Exhibit F-4	-	Form of U.S. Tax Compliance Certificate
Exhibit G	-	Form of Compliance Certificate
Exhibit H	-	Form of Solvency Certificate

v

CREDIT AGREEMENT dated as of January 31, 2014 (as amended and restated by the First Amendment to the Credit Agreement ~~(the “~~, as further amended and restated by the Second Amendment to the Credit Agreement (the “Second Amendment”)) (this “Agreement”), among BATS GLOBAL MARKETS, INC., a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), ~~JPMORGAN CHASE~~ BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and CREDIT SUISSE AG, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                              Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, ~~are~~is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.23(a).

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(f).

~~“Acquisition Closing Date” shall mean the date on which the Hotspot Acquisition has been consummated.~~

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, ~~the greater of (i) (a)~~ an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the LIBO Rate for such Eurodollar Borrowing in effect for such Interest Period divided by ~~(b)~~ 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period ~~and (ii) with respect to the B-2 Term Loans only, 1.00%~~; provided that if the Adjusted LIBO Rate shall be less than zero, such rate shall be deemed zero ~~for purposes of clause (a) above~~.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement hereto.

~~“Administrative Agent Fee Letter” shall mean the Administrative Agent Fee Letter dated December 12, 2013, among BATS, Credit Suisse Securities (USA) LLC and Credit Suisse AG.~~

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.23(a).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agency Fee Letter” shall mean the Fee Letter dated June 30, 2016, among the Borrower, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(~~g~~h)(ii).

“Agents” shall have the meaning assigned to such term in Section 8.01.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or a Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate ~~(only taking into account the 1.00% floor therein if in respect of B-2 Term Loans)~~ determined as of such day (or if such day is not a Business Day, the immediately preceding Business Day) for a one month Interest Period commencing on such day, plus 1.00%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term “Federal Funds Effective Rate”, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to the inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” shall mean Pounds Sterling or Euros.

“Alternative Currency Revolving Credit Borrowing” shall mean a Borrowing comprised of Alternative Currency Revolving Loans.

“Alternative Currency Revolving Loans” shall mean any Revolving Loans made in an Alternative Currency.

~~“Amendment” shall mean the First Amendment to this Agreement, dated as of the Amendment Date.~~

~~“Amendment Arranger” shall have the meaning set forth in the Amendment.~~

~~“Amendment Date” shall mean February 24, 2015.~~

“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(c).

“Applicable Facility Fee” shall mean a rate per annum equal to (a) from the Closing Date until the date of the First Financial Statement Delivery, 0.50% per annum, and (b) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):

	Applicable Facility Fee
Pricing Level	Secured Leverage Ratio	Applicable Facility Fee
1	~~<~~< 2.25:1.00	0.375%
2	~~>~~> 2.25:1.00	0.50%

Any increase or decrease in the Applicable Facility Fee resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 5.04(c); provided, however, that “Pricing Level 2” shall apply without regard to the Secured Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statements were required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but were not (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements are (or if later, the Compliance Certificate related to such financial statements is) delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.  Notwithstanding anything to the contrary in this definition, the determination of the Applicable Facility Fee will be subject to the provisions of Section 2.06(e).

“Applicable Margin” shall mean~~, for any day~~:

(i)         ~~Prior to the Acquisition Closing Date,~~ with respect to the ~~Initial B-2~~ Term Loans, the rate per annum equal to (A) from the ~~Closing~~Second Amendment Date until the date of the First Financial Statement Delivery, (x) for any Eurodollar Borrowing, ~~4.00~~3.50%, and (y) for any ABR Borrowing, ~~3.00~~2.50%; and (B) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c)~~:~~;

Applicable Margin
Pricing Level	Secured Leverage Ratio	Eurodollar Loans	Base Rate Loans
1	~~< 2.25~~< 2.00:1.00	~~3.75~~3.25%	~~2.75~~2.25%
2	~~>~~> ~~2.25~~2.00:1.00	~~4.00~~3.50%	~~3.00~~2.50%

(ii)         with respect to the Revolving Loans, the rate per annum equal to (i) from the ~~Closing~~Second Amendment Date until the date of the First Financial Statement Delivery, (x) for any Eurodollar Borrowing, ~~3.50~~2.75%, and (y) for any ABR Borrowing, ~~2.50~~1.75%; and (ii) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):

Applicable Margin
Pricing Level	Secured Leverage Ratio	Eurodollar Loans	Base Rate Loans
1	~~<~~ < 2.25:1.00	~~3.375~~2.625%	~~2.375~~1.625%
2	~~>~~> 2.25:1.00	~~3.50~~2.75%	~~2.50~~1.75%

~~(iii)         with respect to the B-1 Term Loans, the rate per annum equal to (x) for any Eurodollar Borrowing, 3.75% and (y) for any ABR Borrowing, 2.75%;~~

~~(iv)        with respect to the Incremental B-2 Term Loans and, on and after the Acquisition Closing Date, the Initial B-2 Loans, the rate per annum equal to the following rates, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):~~

~~Applicable Margin~~
~~Pricing Level~~	~~Secured Leverage Ratio~~	~~Eurodollar Loans~~	~~Base Rate Loans~~
~~1~~	~~< 2.25:1.00~~	~~4.50%~~	~~3.50%~~
~~2~~	~~> 2.25:1.00~~	~~4.75%~~	~~3.75%~~

Any increase or decrease in the Applicable Margin resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.04(c); provided, however, that “Pricing Level 2” shall apply without regard to the Secured Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statements were required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but were not (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements are (or if later, the Compliance Certificate related to such financial statements is) delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.  Notwithstanding anything to the contrary in this definition, the determination of the Applicable Margin will be subject to the provisions of Section 2.06(e).

“Arrangers” shall ~~mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.~~have the meaning set forth in the Second Amendment.

“Asset Sale” shall mean any sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any Subsidiary to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries, other than, (i) inventory, damaged, obsolete, worn out or surplus assets, scrap and cash and Cash Equivalents, in each case disposed of in the ordinary course of business, (ii) assets disposed of in transactions constituting Investments permitted under Section 6.04 or Restricted Payments permitted under Section 6.06, (iii) intercompany transfers of assets to the Borrower or any Subsidiary; provided that, if the transferor in such transaction is the Borrower or any other Loan Party, then (x) the transferee must either be the Borrower or another Loan Party or (y) such transfer must be permitted hereunder, (iv) asset dispositions made by any Broker Dealer Subsidiary in the ordinary course of business, (v) leases entered into as lessor in the ordinary course of business, (vi) licenses or sublicenses of intellectual property in the ordinary course of business, and (vii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a fair market value not in excess of $~~500,000 (increasing on and after the Acquisition Closing Date to $600,000).~~600,000.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Auction” shall have the meaning assigned to such term in Section 2.12(c).

“Auction Amount” shall have the meaning assigned to such term in Section 2.12(c).

“Auction Notice” shall have the meaning assigned to such term in Section 2.12(c).

“Available Builder Basket” shall mean, on any date of determination, the sum of (without duplication):

(a)                                 $22,600,000; plus

(b)                                 the Borrower’s Portion of Excess Cash Flow (but not less than zero) for all preceding fiscal years, commencing with the fiscal year ending December 31, ~~2014~~2016; provided that any amounts required to be applied to prepay Term Loans pursuant to Section 2.13(c) shall have been so applied; minus

(~~b~~c)                           the aggregate cumulative amount of Restricted Payments made using the Available Builder Basket pursuant to Section 6.06(a)(v)(B) and payments of Indebtedness made using the Available Builder Basket pursuant to Section 6.09(b)(ii)(B), in each case during the period from and including the Business Day immediately following the ~~Closing~~Second Amendment Date through the date of such determination.

“Available Equity Proceeds” shall mean, on any date of determination, the sum of (without duplication):

(a)                                 an amount equal to the net cash proceeds from the issuance of Equity Interests of, or capital contributions to, the Borrower after the ~~Closing~~Second Amendment Date (other than proceeds from the issuance of Disqualified Stock); minus

(b)                                 the aggregate cumulative amount of Restricted Payments made using ~~the~~ Available ~~Builder Basket~~Equity Proceeds pursuant to Section 6.06(a)(v)(C) and payments of Indebtedness made using ~~the~~ Available ~~Builder Basket~~Equity Proceeds pursuant to Section 6.09(b)(ii)(C), in each case during the period from and including the Business Day immediately following the ~~Closing~~Second Amendment Date through the date of such determination.

~~“B-1 Funding Fee” shall have the meaning assigned to such term in Section 2.05(d).~~

~~“B-1 Term Loan” shall mean the Term Loans made by the B-1 Term Loan Lenders pursuant to Section 2.01.~~

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

~~“B-1 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01(b) to this Agreement directly below the column entitled “B-1 Term Loan Commitment,” as the same may be terminated pursuant to Article VII.  The aggregate amount of the B-1 Term Loan Commitment as of the Amendment Date is $150,000,000.~~“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

~~“B-1 Term Loan Lender” shall mean the Lenders of the B-1Term Loans.~~

~~“B-1 Term Loan Maturity Date” shall mean the third anniversary of the Funding Date.~~

~~“B-2 Term Loan Commitment” shall mean the Initial B-2 Term Loan Commitment and the Incremental B-2 Term Loan Commitment.~~

~~“B-2 Term Loan Maturity Date” shall mean January 31, 2020.~~

~~“B-2 Term Loans” shall mean the Initial B-2 Term Loans, and the Incremental B-2 Term Loans, as the context requires.~~

“Base Rate” shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City.  Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement hereto.

“Borrower Materials” shall have the meaning assigned to such term in Section ~~9.01(g).~~9.01.

“Borrower’s Portion of Excess Cash Flow” shall mean, for any fiscal year (commencing with the fiscal year ending December 31, 2014), an amount equal to the excess (if any) of (a) Excess Cash Flow for such fiscal year over (b) the product of (i) the ECF Percentage for such fiscal year and (ii) such Excess Cash Flow.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Broker Dealer Subsidiary” shall mean (a) each entity listed on Schedule 1.01(a) and (b) any other Subsidiary that is a registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law, in each case to the extent that, but only for so long as, (i) such Subsidiary is not permitted by such applicable regulatory authority or is prohibited by other applicable law to provide a Guarantee of the Obligations, or (ii) providing a Guarantee of the Obligations would cause a material negative impact on the regulatory net capital requirements of such Subsidiary.  The list of Broker Dealer Subsidiaries as of the Closing Date is set forth on Schedule 1.01(a), which schedule may be amended or supplemented from time to time as set forth in Section 5.04(c).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b)                                 investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)                                  investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A -1” (or the then equivalent grade) by S&P;

(d)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e)                                  investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f)                                   other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Arrangements” shall mean any agreement to provide cash management services, including treasury, depository, pooling, netting, overdraft, stored value card, purchasing or debit card, credit card, electronic funds transfer and other cash management arrangements and automated clearing house transfers of funds or in respect of any credit card or similar services.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Parent Company (unless such person is itself a Parent Company), (b) a majority of the seats (other than vacant seats) on the board of directors of any Parent Company shall at any time be occupied by persons who were neither (i) nominated by the board of directors of such Parent Company nor (ii) appointed by directors so nominated or (c) any change in control (or similar event, however denominated) with respect to a Parent Company or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which a Parent Company or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law~~”~~,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, ~~B-1 Term Loans, B-2~~ Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, ~~B-1 Term Loan Commitment, any B-2~~ Term Loan Commitment or Incremental Term Loan Commitment.  Other Term Loans (and the related Incremental Term Loan Commitments) made and established at different times and with different terms and new tranches of Term Loans established pursuant to a Loan Modification Offer, shall be construed to be separate Classes hereunder.  If at any time a Permitted Amendment is made with respect to only a portion of the Revolving Credit Commitments, then the Revolving Credit Commitments subject to such Permitted Amendment shall thereafter constitute a Class solely for the purpose of Section 2.23.

“Closing Date” shall mean January 31, 2014.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement hereto.

“Collateral Agent Fee Letter” shall mean the Administrative Agent Fee Letter dated December 12, 2013, among BATS, Credit Suisse Securities (USA) LLC and Credit Suisse AG.

“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, ~~B-1~~ Term Loan Commitment, ~~Initial B-2 Term Loan Commitment, Incremental B-2 Term Loan Commitment~~ or Incremental Term Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01(~~g~~e)(ii).

“Competitor” shall mean each Person identified by the Borrower as a competitor or a Controlled Affiliate thereof, in each case as set forth on Schedule 1.01(b), which schedule may be updated from time to time after the Closing Date as mutually agreed by the Borrower and the Administrative Agent (each party acting reasonably).  The identification of any Person as a Competitor after the Closing Date shall be effective only as of the time of such identification and any such identification shall have no retroactive effect of any kind, including to disqualify any Person that theretofore shall have become a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that Administrative Agent will not have any responsibility or obligation of any kind to determine whether any Lender or potential Lender is a Competitor and Administrative Agent will have no liability with respect to any assignment made to a Competitor.

“Compliance Certificate” shall mean a certificate of a Financial Officer in the form of Exhibit G.

~~“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated January 2014.~~

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period and, to the extent not reflected in such consolidated interest expense, the excess of any payment made in respect of interest rate Hedging Agreements over any payments received in respect of such Hedging Agreements, (ii) consolidated income tax expense for such period, (iii) losses from extraordinary items for such period, (iv) all amounts attributable to depreciation and amortization for such period, (v) expenses incurred in connection with repurchases of employee equity or stock options, (vi) non-recurring fees, costs and expenses incurred during such period in connection with (x) any actual or proposed capital markets transaction, (y) any actual or proposed financing permitted hereunder, including the Transactions and any actual or proposed financing in connection with the Hotspot Acquisition, and (z) any actual or proposed acquisition permitted hereunder, including the Merger and the Hotspot Acquisition, (vii) one-time or non-recurring fees, costs, charges or losses for such period (to the extent not already included in the calculation of Consolidated EBITDA for such period) for asset dispositions, severance, relocation, transition or other restructuring charges (x) in connection with the Transactions or the Hotspot Acquisition and (y) otherwise, in the case of this clause (y), not exceeding $25,000,000 in aggregate during the term of the Agreement, (viii) any non-cash charges, expenses or losses (other than any such charge, expense or loss that results from the write-down or write-off of current assets) for such period and (ix) any Tax Sharing Payments for such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges, expenses or losses added to Consolidated Net Income pursuant to clause (a)(viii) above (other than any such cash payments in respect of interest rate Hedging Agreements) in a previous period, (ii) any extraordinary gains and all non-cash items of income or gain for such period and (iii) the excess of any payment received in respect of interest rate Hedging Agreements over any payments made in respect of such Hedging Agreements.  ~~For purposes of determining the Leverage Ratio and the Secured Leverage Ratio as of or for the periods ended on March 31, 2014, June 30, 2014 and September 30, 2014, Consolidated EBITDA will~~

~~be deemed to be equal to (i) for the fiscal quarter ended June 30, 2013, $43,296,000, (ii) for the fiscal quarter ended September 30, 2013, $42,466,000, and (iii) for the fiscal quarter ended December 31, 2013, $36,696,000.~~

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary (other than any Broker Dealer Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income of any Broker Dealer Subsidiary (i) to the extent that the declaration or payment of dividends or similar distributions by such Broker Dealer Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Broker Dealer Subsidiary (other than any charter restriction imposed at the request of, or any agreement or instrument with, such Broker Dealer Subsidiary’s applicable regulators) and (ii) other than to the extent that such Broker Dealer Subsidiary reasonably believes, in good faith, that such income could be distributed, declared and paid as a dividend or similar distribution without causing such Broker Dealer Subsidiary’s capital to be at or below the highest level at which dividends by such Broker Dealer Subsidiary may be restricted, other activities undertaken by such Broker Dealer Subsidiary may be limited or other regulatory actions with respect to such Broker Dealer Subsidiary may be taken, in each case by applicable regulators based upon such capital (such level, the “Minimum Capital Requirement”), (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary, (d) the income or loss of any Person in which any other Person (other than the Borrower or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an ownership interest that is attributable to the ownership interest of such other Person, (e) any gains or losses attributable to sales of assets out of the ordinary course of business and (f) any income or loss attributable to the early extinguishment of Indebtedness.  For purposes of calculating a Broker Dealer Subsidiary’s capital at any time pursuant to clause (b)(ii) of this definition, receivables that are less than 30 days old at such time and are reasonably expected to be collected shall be deemed to be cash in an amount equal to 80% of the balance sheet value of such receivables.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the Revolving Credit Facility and the Term Loan Facility.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(f).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law ~~or~~, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject, in the case of clause (c) above to the proviso thereto) upon delivery of written notice of such determination to the Borrower and each Lender.

“Direct Edge” shall mean Direct Edge Holdings LLC.  Following the consummation of the Merger, Direct Edge and BATS Global Markets Holdings, Inc. (“BATS”) each became a direct Wholly Owned Subsidiary of the Borrower.

“Discount Range” shall have the meaning assigned to such term in Section 2.12(c).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or Asset Sale so long as any rights of the holders thereof upon such event shall be subject to the prior payment in full of the Obligations and the termination of the Commitments), or is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (other than at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued.

“Dollar Amount” shall mean, at any time:

(a)           with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held); and

(b)           with respect to any Alternative Currency Revolving Loan, the principal amount thereof then outstanding in the relevant Alternative Currency converted to Dollars in accordance with Section 1.05 and Section 2.25(a).

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ECF Percentage” shall mean 50% (or, if the Secured Leverage Ratio as of the last day of the applicable fiscal year shall have been (x) greater than ~~1.50~~1.75:1.00 but equal to or less than ~~2.00:1.00 (or, if the Acquisition Closing Date has occurred, 2.25:1.00),~~2.25:1.00, 25% or (y) equal to or less than ~~1.50~~1.75:1.00, 0%).

“ECF Prepayment Date” shall have the meaning assigned to such term in Section 2.13(c).

“Eligible Assignee” shall mean (a) a Lender, an Affiliate of any Lender or any Related Fund and (b) any commercial bank, insurance company, investment or mutual fund or other entity (in all cases, excluding any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that none of (i) the Borrower nor any Subsidiary or Affiliate thereof nor (ii) any Defaulting Lender shall be an Eligible Assignee.  In no event shall “Eligible Assignee” include any Competitor without the prior written consent of the Borrower.

“Engagement Letter” shall mean the Engagement Letter dated ~~December 12, 2013,~~June 13, 2016, among BATS and the Arrangers.

“Environmental Laws” shall mean all applicable and binding Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements with a Governmental Authority in each case, relating to the environment, the preservation or reclamation of natural resources, endangered or threatened species, protection of the climate or the presence or Release of, exposure to, or the generation, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, costs of medical monitoring, remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, distribution, recycling, transportation, storage, treatment or disposal (or the arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall mean any permit, license or other approval required under any Environmental Law.

“Equity Interests” shall mean shares of capital stock, partnership interests, and membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and any final regulations promulgated and the rulings thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or, in each case, any comparable provision of foreign law.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation or by the PBGC), (b) the failure of any Plan to satisfy the minimum funding standard applicable to such Plan (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any notice relating to the intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206 of ERISA, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability against the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in “reorganization,” within the meaning of Title IV of ERISA or is in “endangered” or “critical” status within the meaning of ~~Title IV~~Section 432 of the Code or Section 305 of ERISA, (i) the occurrence of a non-exempt “prohibited transaction” with respect to a Plan (i) in which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or (ii) through which the Borrower or any such Subsidiary could otherwise be liable, (j) any Foreign Benefit Event, (k) the conditions for the imposition of a lien under Section ~~302(f~~303(k) of ERISA shall have been met with respect to any Plan or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary under ERISA, the Code or any comparable provision of foreign law.

“~~Escrow Account” shall have the meaning set forth in the Escrow Agreement.~~EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.~~

~~“Escrow Agreement” shall mean that certain Escrow Agreement (if any), in a form and substance reasonably satisfactory to the Borrower and the Administrative Agent, to be dated as of the Funding Date, among the Escrow Agent, the Borrower and the other parties thereto.~~

~~“Escrow Property” shall have the meaning set forth in the Escrow Agreement.~~

~~“Eurocurrency Liabilities” shall have the meaning given to such term in the definition of “Statutory Reserves.”~~

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2014, (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) minus (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) consolidated interest expense for such fiscal year payable in cash; provided that, for purposes of this definition, if any interest expense that is payable in cash on a regular basis accrues in a fiscal year but is not paid until the following fiscal year because the applicable interest payment date does not occur until such following fiscal year, such interest expense will be allocated to the fiscal year in which it accrued, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than voluntary prepayments of Term Loans and mandatory prepayments of Loans under Section 2.13) made in cash by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and only to the extent that such prepayments do not occur in connection with a refinancing of such Indebtedness, (v) all expenses, charges and losses actually paid in cash during such fiscal year that are added-back to Consolidated Net Income for purposes of calculating Consolidated EBITDA, (vi) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vii) cash consideration paid during such fiscal year to make any Permitted Acquisitions or Investments permitted under clause (o) or (p) of Section 6.04, (viii) the aggregate amount of Restricted Payments made by the Borrower in cash during such fiscal year pursuant to clause (ii) of Section 6.06(a) and (ix) the amount, determined reasonably and in good faith by the Borrower, that would otherwise be included in Excess Cash Flow calculated in accordance with the foregoing that is attributable to or was invested by the Borrower and the Subsidiaries in Broker Dealer Subsidiaries which cannot be distributed without resulting in a Default under Section 6.10.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange and Clearing Operations” shall mean the business relating to exchange and clearing, depository and settlement operations conducted by the Borrower or any of its Subsidiaries.

“Exchange Rate” for any Alternative Currency shall mean the rate determined by the Administrative Agent, to be the rate quoted by the Administrative Agent as the exchange rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m.  London time on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent may obtain such exchange rate from another financial institution designated by Administrative Agent if the Administrative Agent does not have as of the date of determination an exchange buying rate for any such currency.

“Excluded Subsidiary” shall mean (i) each Foreign Subsidiary, (ii) each Broker Dealer Subsidiary, (iii) each Inactive Subsidiary and (iv) each Foreign Subsidiary Holdco.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with its obligations under Section 2.20(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean the credit agreement dated as of December 19, 2012 (as amended or otherwise modified prior to the Closing Date) among BATS Global Markets, Inc. (n/k/a BATS Global Markets Holdings, Inc.), the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

“Failed Auction” shall have the meaning assigned to such term in Section 2.12(c).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” shall have the meaning assigned to such term in Section 3.22.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” shall mean the Applicable Facility Fees ~~and~~, the Administrative Agent Fees and the Collateral Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment Effective Date” shall mean February 24, 2015.

“First Financial Statement Delivery” shall mean the delivery of the Borrower’s financial statements pursuant to Section 5.04(b) in respect of the first full fiscal quarter following the ~~Closing~~Second Amendment Date.

“Foreign Asset Sale” shall mean an Asset Sale consummated by a Foreign Subsidiary.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or (d) the incurrence of any liability by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, in each case, that could reasonably be expected to result in a Material Adverse Effect.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any defined benefit plan, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Borrower or any ERISA Affiliate that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” shall mean any Subsidiary, so long as such Subsidiary has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“Foreign Subsidiary Refinancing Debt” shall mean one or more series of senior unsecured loans, senior first lien loans secured by the Collateral on an equal and ratable basis with the Obligations (and/or by assets of any Foreign Subsidiary), or senior second lien (or more junior) loans secured by the Collateral on a second lien (or more junior) basis (and/or by assets of any Foreign Subsidiary), in each case incurred by any Foreign Subsidiary, together with any guarantees thereof by any Loan Party and/or any Foreign Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Foreign Subsidiary Refinancing Debt, (b) after giving effect to the incurrence of such Foreign Subsidiary Refinancing Debt and the use of proceeds thereof, the Borrower shall be in compliance on a pro forma basis, with the financial covenant set forth in Section 6.11, (c) to the extent the same is secured by the Collateral, such Foreign Subsidiary Refinancing Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (d) such Foreign Subsidiary Refinancing Debt shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party or a Foreign Subsidiary, and (e) the Net Cash Proceeds of such Foreign Subsidiary Refinancing Debt (or other cash in an amount equal to such Net Cash Proceeds) shall be applied, substantially concurrently with the issuance or incurrence thereof, to the pro rata payment of any outstanding Term Loans at such time.

“FSA” shall mean the Financial Services Authority or any entity or entities succeeding in its functions.

~~“Funding Date” shall mean the date on which the B-1 Term Loans and Incremental B-2 Term Loans are funded.~~

~~“Funding Fees” shall mean the B-1 Funding Fees and the Incremental B-2 Funding Fees.~~

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any self-regulatory organization and any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, together with all supplements thereto.

“Guarantor” shall mean each Subsidiary listed on Schedule 1.01(c) and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated as hazardous or toxic by or pursuant to any binding law (including common law), treaty, regulation, rule, ordinance, code, decree, judgment, directive, order (including consent orders) and agreements with governmental Authority relating to the environment, natural resources, endangered or threatened species or protection of the climate.

“Hedging Agreement” shall mean any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions.

“Hotspot Acquisition” shall mean the acquisition directly or indirectly of all of the issued and outstanding equity interests of the Target pursuant to the Hotspot Purchase Agreement.

“Hotspot Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of January 27, 2015, between the Seller and  the Borrower.

“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

“Inactive Subsidiary” shall mean any Subsidiary that (a) does not conduct any substantial business operations, (b) has assets with a book value not in excess of $3,500,000 with respect to any Subsidiary and $10,000,000 in the aggregate for all such Subsidiaries and (c) does not have any Indebtedness outstanding to any Person other than to Borrower or any Subsidiary.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders or Incremental Revolving Lenders, as the case may be.

~~“Incremental B-2 Funding Fee” shall have the meaning assigned to such term in Section 2.05(e).~~

~~“Incremental B-2 Term Loan” shall mean the Term Loans made by the Incremental B-2 Term Loan Lenders pursuant to Section 2.01.~~

~~“Incremental B-2 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01(c) to this Agreement directly below the column entitled “Incremental B-2 Term Loan Commitment,” as the same may be terminated pursuant to Article VII.  The aggregate amount of the Incremental B-2 Term Loan Commitment as of the Amendment Date is $227,625,000.~~

~~“Incremental B-2 Term Loan Lender” shall mean the Lenders of the Incremental B-2 Term Loans.~~

“Incremental Commitment” shall mean, as the context may require, an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment.

“Incremental Equivalent Debt” shall mean Indebtedness consisting of unsecured senior, senior subordinated or junior subordinated notes, or senior secured notes secured by the Collateral on an equal priority basis with or junior priority basis to the Obligations, in each case issued in a public offering, Rule 144A or other private placement, or, in lieu of the foregoing, any unsecured senior, senior subordinated or junior subordinated term loans or senior secured term loans secured by the Collateral on a junior priority basis to the Obligations, in each case subject to the terms set forth in Section 2.22(e).

“Incremental Facility Amount” shall have the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(c).

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make incremental amounts of Revolving Loans to the Borrower.

“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreement, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any warrants, rights or options to acquire such equity interests on a date prior to the 91st day following the Latest Maturity Date in effect on the date of issuance thereof, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances; provided that, for the avoidance of doubt, any obligation to make any Tax Sharing Payment shall not constitute Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.  The “amount” or “principal amount” of any Indebtedness at any time of determination represented by any Guarantee referred to in clause (f) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum monetary exposure in respect thereof as of such date as determined reasonably and in good faith by a Financial Officer of the Borrower.  The amount of Indebtedness referred to in clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

~~“Initial B-2 Term Loan Lenders” shall mean the Lenders of the Initial B-2 Term Loans.~~

~~“Initial B-2 Term Loans” shall mean the B-2 Term Loans listed on Schedule 2.01(a).~~

~~“Initial B-2 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01(a) to this Agreement directly below the column entitled “Term Loan Commitment,” as the same may be terminated pursuant to Article VII.  The aggregate amount of the B-2 Term Loan Commitment as of the Closing Date was $470,000,000.~~

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if agreed by the relevant Lenders, 12 months or a shorter period) thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan, and (d) the initial Interest Period in respect of the Term Loans borrowed on the ~~Closing~~Second Amendment Date shall commence on the ~~Closing~~Second Amendment Date and shall end on the last Business Day of ~~March 2014, (e) the initial Interest Period in respect of B-1 Term Loans borrowed on the Funding Date shall commence on the Funding Date and end on the last Business Day of March 2015 and (f) the initial Interest Period or Interest Periods applicable to the Incremental B-2 Term Loans made on the Funding Date shall be identical to the Interest Period or (on a proportionate basis) Interest Periods applicable to Initial B-2 Term Loans outstanding on the Funding Date.~~September 2016.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“~~Investment~~Investments” shall have the meaning assigned to such term in Section 6.04.

“IP Security Agreements” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“IRS” shall mean the United States Internal Revenue Service.

~~“JPM Fee Letter” shall mean the Fee Letter dated January 27, 2015, among  the Borrower, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC.~~

“Latest Maturity Date” shall mean, at any date of determination, the then-latest final maturity date applicable to any Loan or Commitment outstanding at such time.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01~~(a)~~ (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) ~~(b) the Persons listed on Schedule 2.01(b) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance), (c) the Person listed on Schedule 2.01(c) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (d~~and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Assumption Agreement or a Refinancing Amendment.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period denominated in Dollars or Alternative Currency, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in the relevant currency with a term comparable to such Interest Period that appears on the applicable ~~Reuters~~Bloomberg screen (or any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate)) at (i) in the case of Dollars, approximately 11:00 a.m.,

London, England time, on the second full Business Day preceding the first day of such Interest Period, or (ii) in the case of Sterling, approximately 11:00 a.m., London, England time, on the first day of such Interest Period, or (iii) in the case of Euros, approximately 11:00 a.m., London, England time, on the second full Target Day preceding the first day of such Interest Period; ~~provided that if the Reuters screen shall not be available for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate (as defined below);~~ provided, however, that (i) if no comparable term for an Interest Period is available, the LIBO Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist an applicable ~~Reuters~~Bloomberg screen, “LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is able to borrow in the relevant currency at approximately 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion (or, if it shall not have any portion of such Eurodollar Borrowing, $5,000,000) of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period.  Notwithstanding the foregoing, for purposes of clause (c) of the definition of “Alternate Base Rate”, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination).  ~~“Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Reuters screen for the longest period for which the applicable Reuters screen is available that is shorter than the Impacted Interest Period; and (b) the applicable Reuters screen for the shortest period for which the applicable Reuters screen is available that exceeds the Impacted Interest Period, in each case, at such time.~~

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Assumption Agreement, the ~~Escrow Agreement (if any)~~First Amendment, the Second Amendment and any other Loan Modification Agreement, any Refinancing Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the Accepting Lenders party thereto.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 2.23(a).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans and Term Loans.

“Majority in Interest,” when used in reference to Lenders of any Class, shall mean, at any time, (a) in the case of Revolving Credit Lenders, Lenders having outstanding Revolving Loans and unused Revolving Credit Commitments representing more than 50% of the sum of the Revolving Loans and unused Revolving Credit Commitments outstanding at such time~~,~~ and (b) in the case of the ~~B-1~~ Term Lenders of any Class, Lenders holding outstanding ~~B-1~~ Term Loans ~~and unused B-1 Term Loan~~

~~Commitments~~ of such Class representing more than 50% of all ~~B-1 Term Loans and B-1 Term Loan Commitments of such Class outstanding at such time, (c) prior to the Acquisition Closing Date,  in the case of the Initial B-2 Term Lenders of any Class, Lenders holding outstanding Initial B-2 Term Loans of such Class representing more than 50% of all Initial B-2 Term Loans of such Class outstanding at such time; (d) prior to the Acquisition Closing Date,  in the case of the Incremental B-2 Term Lenders of any Class, Lenders holding outstanding Incremental B-2 Term Loans and unused Incremental B-2 Term Loan Commitments of such Class representing more than 50% of all Incremental B-2 Term Loans and Incremental B-2 Term Loan Commitments of such Class outstanding at such time and (e) after the Acquisition Closing Date, in the case of the B-2 Term Lenders of any Class, Lenders holding outstanding B-2 Term Loans of such Class representing more than 50% of all B-2~~ Term Loans of such Class outstanding at such time; provided that the Revolving Loans, unused Revolving Credit Commitments and outstanding ~~B-1 Term Loans, B-1 Term Loan Commitment, Incremental B-2 Term Loan Commitment and B-2~~ Term Loans of any Defaulting Lender shall be disregarded in the determination of Majority in Interest at any time.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform its material obligations under the Loan Documents to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $~~15,000,000 (increasing on and after the Acquisition Closing Date to $18,000,000).~~18,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the ~~B-1 Term Loan Maturity Date, the B-2~~ Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the context may require.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall mean the merger of Direct Edge with and into a subsidiary of the Borrower pursuant to, and as contemplated by, the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 23, 2013 (as amended or otherwise modified prior to the Closing Date, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 16, 2013).

“Minimum Capital Requirement” shall have the meaning assigned to such term in the definition of the term “Consolidated Net Income.”

“MNPI” shall mean information and documentation that is (i) material with respect to the Borrower or any Subsidiary or any of their respective securities for purposes of foreign, United States federal and state securities laws and (ii) which is not publicly available and is not of a type that would be publicly available if the Borrower were a public reporting company.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.10.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.10, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to, or required to be contributed to, by the Borrower or any of its ERISA Affiliates.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including casualty insurance settlements and condemnation awards and cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent within five Business Days of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 12-month period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.  Without limiting the generality of the foregoing, proceeds received in any Asset Sale by any Broker Dealer Subsidiary shall not constitute Net Cash Proceeds if and to the extent that at the time the related prepayment of Loans pursuant to Section 2.13(b) would be required to be made by the Borrower, the Borrower reasonably and in good faith believes that the distribution of such proceeds to the Borrower would result in a Default under Section 6.10.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, amendment, waiver or other modification that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.08 and (ii) has been approved by the Required Lenders.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OID” shall have the meaning assigned to such term in Section 2.22(b).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Parent Company” shall mean the Borrower and, if any, each direct or indirect parent of the Borrower; provided that, with respect to any such direct or indirect parent of the Borrower, at least a majority of the equity interests in such parent immediately after it became a parent of the Borrower were held by Persons who were equity holders of the Borrower or a pre-existing Parent Company immediately prior thereto.

“Participant” shall have the meaning assigned to such term in Section 9.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

~~“Perfection Certificate Supplement” shall have the meaning assigned to such term in Section 4.03(l).~~

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(F).

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.23(c).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan, but including any “multiple employer” pension plan within the meaning of Sections 4063 and 4064 of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA) or “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA).

“Platform” shall have the meaning assigned to such term in Section 9.01(g).

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“Public Lender” shall have the meaning assigned to such term in Section 9.01(g).

~~“Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of January 27, 2015, between the Seller and  the Borrower.~~

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualifying ~~Bid~~Bids” shall have the meaning assigned to such term in Section 2.12(c).

“Recipient” shall mean the Administrative Agent or any Lender, as applicable.

“Refinancing Amendment” shall mean an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, establishing and otherwise providing for the incurrence of such Specified Refinancing Debt in accordance with Section 2.24.

“Refinancing Debt” shall mean one or more series of senior unsecured notes or loans, senior first lien secured notes secured by the Collateral on an equal and ratable basis with the Obligations, or senior second lien (or more junior) secured notes or loans secured by the Collateral on a second lien (or more junior) basis, in each case issued in respect of a refinancing of all or a portion of the Loans or Commitments under the Credit Facilities; provided that~~,~~ (a) to the extent the same is secured, such Refinancing Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) such Refinancing Debt shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (c) such Refinancing Debt shall mature on or after the Latest Maturity Date of (or, in the case of any unsecured or junior secured Refinancing Debt, the date that is 91 days after) the Maturity Date of the Loans (or Commitments, if applicable) being refinanced thereby, (d) such Refinancing Debt does not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of (or, in the case of any unsecured or junior secured Refinancing Debt, 91 days longer than the remaining average life to maturity of) the Loans (or Commitments, if applicable) being refinanced thereby, (e) the terms and conditions of such Refinancing Debt (excluding pricing and optional prepayment and redemption terms) shall be substantially identical to, or no more favorable (taken as a whole) to the investors or lenders providing such Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of the incurrence of such Indebtedness) and (f) the Net Cash Proceeds of such Refinancing Debt shall be applied, substantially concurrently with the issuance or incurrence thereof, to the pro rata payment of the outstanding Class of Loans being so refinanced (and, in the case of Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced).

“Refinancing Debt Documents” shall mean, collectively, the indentures, loan documents or other similar agreements pursuant to which any Refinancing Debt is issued or incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Securities Exchange Subsidiary” shall mean (a) each entity listed on Schedule 1.01(d) and (b) any other Subsidiary that is a national securities exchange, multilateral trading facility or recognized investment exchange registered with and regulated by the SEC, the FSA or similar regulatory authority, in the case of each of (a) and (b) to the extent and so long as the direct parent of such Subsidiary is not permitted by (or is required to seek the consent or approval of) the applicable regulatory authority to pledge, or is prohibited under applicable law from pledging, the Equity Interests of such Subsidiary as Collateral hereunder.  The list of Registered Securities Exchange Subsidiaries as of the Closing Date is set forth on Schedule 1.01(d), which schedule may be amended or supplemented from time to time as set forth in Section 5.04(c).

“Regulated Subsidiary” shall mean a Broker Dealer Subsidiary or a Registered Securities Exchange Subsidiary.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.

“Repayment” shall mean the repayment of all borrowings outstanding under ~~the Existing Credit~~this Agreement immediately prior to the Second Amendment Date and the termination of all commitments ~~thereunder~~of the Lenders provided under this Agreement immediately prior to the Second Amendment Date.

“Repayment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Reply Amount” shall have the meaning assigned to such term in Section 2.12(c).

“Reply Discount Price” shall have the meaning assigned to such term in Section 2.12(c).

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06(a).

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Asset Sale Payment Amount” shall mean, at any time a prepayment shall be made pursuant to Section 2.13(b) in respect of a Foreign Asset Sale, an amount equal to (a) the aggregate amount of Restricted Asset Sale Proceeds minus (b) the amount of additional taxes, if any, reasonably estimated by the Borrower to be actually payable if such amount of Restricted Asset Sale Proceeds were to be repatriated from the applicable Foreign Subsidiary to the Borrower.

“Restricted Asset Sale Proceeds” shall mean, at any time a prepayment shall be made pursuant to Section 2.13(b) in respect of a Foreign Asset Sale, an amount equal to the Net Cash Proceeds attributable thereto if and solely to the extent that the repatriation of such Net Cash Proceeds to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any other Subsidiary or (b) would be prohibited or restricted by applicable law, rule or regulation.

“Restricted ECF” shall mean, with respect to any fiscal year, an amount equal to the unrepatriated Excess Cash Flow attributable to any Foreign Subsidiary if and solely to the extent that the repatriation of such attributable Excess Cash Flow to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any other Subsidiary or (b) would be prohibited or restricted by applicable law, rule or regulation.

“Restricted ECF Payment Amount” shall mean, with respect to any fiscal year, an amount equal to (a) the aggregate amount of Restricted ECF for such period multiplied by the applicable ECF Percentage minus (b) the amount of additional taxes, if any, reasonably estimated by the Borrower to be actually payable in respect of such period if such amount of Restricted ECF had been repatriated from the applicable Foreign Subsidiaries to the Borrower.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary, provided that, for the avoidance of doubt, no Tax Sharing Payment shall constitute a Restricted Payment.

“Return Bid” shall have the meaning assigned to such term in Section 2.12(c).

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement or Refinancing Amendment pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Revolving Credit Commitment” shall include any Incremental Revolving Credit Commitments and Specified Refinancing Revolving Commitments.

“Revolving Credit Facility” shall mean the revolving credit facility provided for by this Agreement.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean ~~January 31, 2017.~~June 30, 2019.

“Revolving Lender” shall mean a Lender with a Revolving Credit Commitment.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a).

“S&P” shall mean ~~Standard & Poor’s~~S&P Global Ratings ~~Service~~, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any Person or Persons described in the foregoing clause (a).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” shall mean the United States Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of the Second Amendment Date.

“Second Amendment Date” shall mean June 30, 2016.

“Secured Leverage Ratio” shall mean, on any date, the ratio of (i) Secured Total Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Secured Total Debt” shall mean the aggregate principal amount of Total Debt that is secured by a Lien.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the IP Security Agreements~~, the Escrow Agreement~~ and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Seller” ~~means~~shall mean Knight Capital Group, Inc., a Delaware ~~Corporation~~corporation.

~~“Specified Purchase Agreement Representations” shall mean the representations made by the Seller with respect to  the Target and its subsidiaries in the Purchase Agreement that are material to the interests of the B-1 Term Loan Lender and the Incremental B-2 Term Loan Lender, but only to the extent that the  Borrower has the right to terminate its obligations under the Purchase Agreement or to refuse to consummate the Hotspot Acquisition as a result of a breach of such representations in the Purchase Agreement.~~

“Specified Refinancing Debt” shall have the meaning assigned to such term in Section 2.24(a).

“Specified Refinancing Revolving Commitments” shall have the meaning assigned to such term in Section 2.24(b).

“Specified Refinancing Term Loans” shall mean Specified Refinancing Debt incurred in the form of term loans pursuant to a Refinancing Amendment.

“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01(a)(i) (as to the Loan Parties only), 3.01(a)(ii) (as to the Loan Parties only), 3.01(d), 3.02(a) (but modifying the representations and warranties in Section 3.02(a) to relate to the Loan Documents and/or other definitive documentation relating to the applicable financing), 3.03, 3.04, 3.11, 3.12, 3.18 (but modifying the representations and warranties in Section 3.18, if necessary, to relate to security documents relating to the applicable financing and qualified by customary “Sungard” limitations), 3.21 (but modifying the references to the “Transactions” and the “Closing Date” in Section 3.21 to refer to the applicable financing and the effective date thereof), and the use of proceeds from any Loan in violation of Section ~~3.22~~3.22.

“Specified Transaction” shall mean (i) the Merger, (ii) the other Transactions, (iii) the Hotspot Acquisition and (iv) any Investment that results in a person becoming a Subsidiary, any Permitted Acquisition or any sale or other disposition that results in a Subsidiary ceasing to be a Subsidiary or any sale or other disposition of a business unit, line of business or division of the Borrower or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“SPV” shall have the meaning assigned to such term in Section 9.04(j).

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).  Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean  any subsidiary other than (except for references to “Subsidiary” in, and for purposes of, Sections ~~3.13,~~3.13 and 3.21 ~~and 4.03(A)(m)~~) an Unrestricted Subsidiary

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Target” shall mean Hotspot FX Holdings, Inc. and its subsidiaries.

“Target Day” shall mean any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“Tax Sharing Payments” shall have the meaning assigned to such term in Section 6.13.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Tax Sharing Payments” shall have the meaning assigned to such term in Section 6.13.~~

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder on the ~~Closing~~Second Amendment Date ~~or the Funding Date, as applicable,~~  as set forth on Schedule 2.01, in the Assignment and Acceptance, the Incremental Assumption Agreement or the Refinancing Amendment pursuant to which such Lender assumed its Term Loan Commitment, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments or commitments to make Specified Refinancing Term Loans.

“Term Loan Facility” shall mean each term loan facility provided for by this Agreement.

“Term Loan Maturity Date” shall mean June 30, 2023.

“Term Loans” shall mean ~~B-1 Term Loans or B-2 Term Loans, as the context may require~~the term loans made by the Lenders to the Borrower pursuant to clause (i) of Section 2.01(a).  Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans and Specified Refinancing Term Loans.

“Test Period” shall mean (a) for any date of determination for purposes of actual compliance with Section 6.11, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date, (b) for any date of determination of the Secured Leverage Ratio for purposes of the definition of “ECF Percentage”, the most recent fiscal year covered by the financial statements delivered pursuant to Section 5.04(a) and (c) for any date of determination under this Agreement other than for purposes of (a) or (b) above, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time in respect of which financial statements of the Borrower are available.

“Total Debt” shall mean, at any time and without duplication, the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in ~~clause~~clauses (i) and ~~clause~~ (k) of the definition of such term, except, in the case of such clause (k), to the extent of any unreimbursed drawings thereunder)~~; provided that the amount of B-1 Term Loans and Incremental B-2 Term Loans outstanding prior to the Acquisition Closing Date will be calculated net of the cash proceeds therefrom held by the Borrower or the Escrow Agent in the Escrow Account~~.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.  The initial Total Revolving Credit Commitment is $100,000,000.

“Transactions” shall mean, collectively, (a~~) the transactions contemplated by the Merger Agreement, (b~~) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (~~c) the payment of the Special Distribution, (d~~b) the funding of the Repayment~~, (e) the repayment of certain existing indebtedness of Direct Edge and (f~~ and (c) the ~~repayment~~payment of related fees and expenses.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the ~~Acquisition Closing~~Second Amendment Date~~,~~; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a notice to the Administrative Agent or (b) any Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of clause (b), (x) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 6.04 on the date of such designation, (y) no Event of Default shall have occurred and be continuing or exist or would immediately result from such designation after giving pro forma effect thereto and (z) on a pro forma basis after giving effect to such designation the Leverage Ratio shall not exceed 5.25:1.00 and (c) each Subsidiary of an Unrestricted Subsidiary.  The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Subsidiary (which shall constitute a reduction in an outstanding Investment), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if no Event of Default would immediately result from such re-designation.  The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute (y) the incurrence by such Subsidiary at the time of such designation of any Indebtedness or Liens of such Subsidiary outstanding at such time (after giving effect to, and taking into account, any payoff or termination of Indebtedness or any release or termination of Liens, in each case, occurring in connection or substantially concurrently therewith) and (z) constitute a return on any Investment by Borrower in such Unrestricted Subsidiary in an amount equal to the net book value at the date of such prior designation of such Subsidiary as an Unrestricted Subsidiary.

“U.S. Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in paragraph (f) of Section 2.20.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” shall have the meaning assigned to such term in Section 2.22(b).

“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).

SECTION 1.02.          Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all types of tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference in this Agreement or any Loan Document to any other agreement or instrument shall mean such agreement or instrument as amended, restated, supplemented or otherwise modified from time to time, and (d) all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the ~~Closing~~Second Amendment Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders and (ii) whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the ~~Closing~~Second Amendment Date, notwithstanding any modification or interpretative change thereto after the ~~Closing~~Second Amendment Date.

SECTION 1.03.          Pro Forma Calculations.

(a)           Notwithstanding anything to the contrary herein, the Secured Leverage Ratio and the Leverage Ratio shall be calculated in the manner prescribed by this Section; provided that, when (i) calculating the Secured Leverage Ratio for purposes of the definition of “Applicable Facility Fee,” “Applicable Margin” or “ECF Percentage” and (ii) calculating the Leverage Ratio for purposes of actual compliance with Section 6.11 (as opposed to a pro forma calculation in accordance with Section 6.11 for purposes of another provision), the events described in Sections 1.03(b), 1.03(c) and 1.03(d) below that occurred subsequent to the end of the Test Period shall not be given pro forma effect.

(b)           For purposes of calculating the Secured Leverage Ratio and the Leverage Ratio, Specified Transactions that have been completed by the Borrower or any of the Subsidiaries during the applicable Test Period or subsequent to the end of such Test Period, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, shall be included on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period.  If since the beginning of any such Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any other Subsidiary since the beginning of such Test Period shall have completed any Specified Transaction that would have required adjustment pursuant to this Section, then the Secured Leverage Ratio and the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period.

(c)           In the event that the Borrower or any Subsidiary incurs, assumes, Guarantees, redeems, repays, retires or extinguishes any Indebtedness included in the definition of Total Debt (other than Indebtedness incurred or repaid under any revolving credit facility unless all such Indebtedness has been permanently repaid and the commitments to further extensions thereunder terminated), subsequent to the end of the Test Period with regard to which the Secured Leverage Ratio and the Leverage Ratio is being calculated, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, the Secured Leverage Ratio and the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment, retirement or extinguishment of Indebtedness and the resulting proceeds therefrom, as if the same had occurred on the last day of the applicable Test Period.

(d)           All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only (i) those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, (ii) pro forma adjustments for the amount of cost savings, operating expense reductions and other operating improvements relating to the Merger or the Hotspot Acquisition, as the case may be, that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized within 18 months following the consummation of the Merger or the Hotspot Acquisition, as the case may be and (iii) pro forma adjustments for the amount of cost savings, operating expense reductions and other operating improvements relating to other Specified Transactions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized within 12 months (or, at any time after the ~~Acquisition Closing~~Second Amendment Date, a Specified Transaction which includes a business primarily involved in the asset classes of the Borrower and its Subsidiaries, 18 months) of the date of such Specified Transaction~~,~~; provided that in each case (x) all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer, using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries, which shall be reformulated as if such cost savings, operating expense reductions and other operating improvements had been achieved on or prior to the first day of such period and (y) such cost savings, operating expense reductions and other operating improvements shall be added to Consolidated EBITDA to the extent not actually realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and other operating improvements had been realized on the first day of the relevant period; provided, further, that the aggregate amount added to or included in Consolidated EBITDA pursuant to clauses (ii) and (iii) above for any period of four consecutive fiscal quarters shall not exceed an amount equal to 25% of Consolidated EBITDA (such Consolidated EBITDA being calculated before giving effect to any pro forma adjustments described in clauses (ii) and (iii) above).

SECTION 1.04.          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.05.          Currency Equivalents for Revolving Loans.  Any Revolving Loan amount specified in this Agreement shall include the equivalent of such amount in an Alternative Currency, such equivalent amount to be determined in accordance with the definition of “Exchange Rate”; provided that the determination of any Dollar Amount shall be made in accordance with Section 2.25.

SECTION 1.06.          Effect of Restatement.  This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement, and on the Second Amendment Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement.

ARTICLE II

The Credits

SECTION 2.01.          Commitments.

(a)           Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make ~~Initial B-2~~ Term Loans denominated in Dollars to the Borrower on the ~~Closing~~Second Amendment Date in a principal amount not to exceed its ~~Initial B-2~~ Term Loan Commitment and (ii) to make Revolving Loans in Dollars or any Alternative Currency at any time, and from time to time, after the ~~Closing~~Second Amendment Date until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof; provided that the aggregate principal amount of such Lender’s Revolving Loans to the Borrower at any time outstanding will not result in such Lender’s outstanding Revolving Loans exceeding such Lender’s Revolving Credit Commitment.  Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(b)           Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

~~(c)           Subject to the terms and conditions set forth herein, on the Funding Date, each B-1 Term Loan Lender agrees to make, in a single drawing on the Funding Date, B-1 Term Loans denominated in Dollars in a principal amount not to exceed its B-1 Term Loan Commitment.~~

~~(d)           Subject to the terms and conditions set forth herein, the Incremental B-2 Term Loan Lender agrees to make, in a single drawing on the Funding Date, B-2 Term Loans denominated in Dollars in a principal amount not to exceed its Incremental B-2 Term Loan Commitment. On the Acquisition Closing Date, the Incremental B-2 Term Loans will be deemed to be an increase in the Initial B-2 Term Loans outstanding prior to the Acquisition Closing Date. Furthermore, on the Acquisition Closing Date, the terms and provisions of the Incremental B-2 Term Loans shall be identical to the Initial B-2 Term Loans and will constitute B-2 Term Loans and Term Loans for all purposes under the Credit Agreement.  On the Acquisition Closing Date, unless otherwise required by law, the parties hereto intend to treat the Incremental B-2 Term Loans as being fungible with the Initial B-2 Term Loans for U.S. federal income tax purposes.~~

(c)           ~~(e)~~ Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(d)           ~~(f)~~ Funds provided in Alternative Currencies must be made available to the Administrative Agent not later than 9:00 a.m., New York City time.

SECTION 2.02.          Loans.

(a)           Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or £1,000,000 or €1,000,000, as applicable, in the case of Revolving Loans in Pounds Sterling or Euro, respectively) and not less than $5,000,000 (or £3,000,000 or €3,000,000, as applicable, in the case of Revolving Loans in Pounds Sterling or Euro, respectively) (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b)           Subject to Sections 2.08 and 2.15, (i) each Borrowing made in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 and (ii) each Borrowing of Alternative Currency Revolving Loans shall be comprised entirely of Eurodollar Loans.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in the case of Loans denominated in Dollars, in New York City not later than 1:00 p.m., New York City time and (ii) in the case of Revolving Loans denominated in an Alternative Currency, in London not later than 4:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03.          Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, fax or other means of electronic transmission (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or, in the case of the ~~Closing Date or the Funding~~Second Amendment Date, such later date prior to the ~~Closing Date  or the Funding~~Second Amendment Date as the Administrative Agent may agree in its sole discretion) and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of a proposed Borrowing.  Each such Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, fax or other means of electronic transmission to the Administrative Agent of a written Borrowing Request and shall specify the following information:  (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; (v) in the case of Revolving Loans, the currency in which such Borrowing is to be denominated; and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If, in the case of Revolving Loans denominated in Dollars, no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  ~~If in the case of the initial Borrowing of Initial B-2 Term Loans on the Closing Date, no election as to the Type of Borrowing is specified in such notice, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period as specified in clause (d) of~~

~~the definition of Interest Period.~~ Notwithstanding the foregoing, the initial Interest Periods with respect to ~~B-1 Term Loans and Incremental B-2~~ Term Loans made on the ~~Funding~~Second Amendment Date shall be as set forth in clauses (~~e) and (f), respectively,~~d) of the definition of Interest Period.  If no currency is specified with respect to any Revolving Credit Borrowing that is a Eurodollar Borrowing, then the Borrower shall be deemed to have requested a Borrowing in Dollars.  In the case of Alternative Currency Revolving Loans, the requested Borrowing shall be a Eurodollar Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected ~~(i) except in the case of the initial Borrowing of Initial B-2 Term Loans on the Closing Date or B-1 Term Loans or Incremental B-2 Term Loans on the Funding Date,~~ an Interest Period of one month’s duration~~, (ii) in the case of the initial Borrowing of Initial B-2 Term Loans on the Closing Date, an Interest Period as specified in clause (d) of the definition of Interest Period and (iii) in the case of B-1 Term Loans or Incremental B-2 Term Loans made on the Funding Date, the Interest Period or Interest Periods specified in clauses (e) and (f) of the definition of Interest Period, respectively~~.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.          Evidence of Debt; Repayment of Loans.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of the applicable Class of Term Loans of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)           Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and substantially in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.          Fees.

(a)           Beginning on the first such day to occur after the Closing Date, the Borrower agrees to pay to each Revolving Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee at a rate equal to the Applicable Facility Fee on the daily amount of the Revolving Credit Commitment of such Lender, whether drawn or undrawn, during the preceding quarter (or other period commencing with the ~~Closing~~Second Amendment Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated; provided that if the Revolving Credit Commitments shall have expired or terminated and there remain outstanding Revolving Loans made by such Revolving Credit Lender, such facility fee will continue to accrue until such Revolving Loans no longer remain outstanding).  All facility fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)           The Borrower agrees to pay to the (i) Collateral Agent, for its own account, the collateral agent fees set forth in the Collateral Agent Fee Letter at the times and in the amounts specified therein (the “Collateral Agent Fees”) and (ii) Administrative Agent, for its own account, the administrative fees separately agreed to in writing in the ~~administrative agency fee letter~~Administrative Agency Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees shall be refundable under any circumstances.

(d)           The Borrower agrees to pay on the ~~Funding~~Second Amendment Date to each Term Lender ~~of a B-1 Term Loan~~ party to this Agreement on the ~~Funding~~Second Amendment Date a closing fee which shall be structured as original issue discount ~~(the “B-1 Funding Fee”)~~ in an amount equal to ~~1.00~~0.50 % of the stated principal amount of such ~~B-1~~ Term Loan funded by such Lender on the ~~Funding~~Second Amendment Date.~~(e)~~   The Borrower agrees to pay on the ~~Funding~~Second Amendment Date to each Revolving Credit Lender ~~of an Incremental B-2 Term Loan~~ party to this Agreement on the ~~Funding~~Second Amendment Date~~, a closing fee, which shall be structured as original issue discount (the “Incremental B-2 Funding Fee” and together with the B-1 Funding Fee, the “Funding Fees”),~~ an upfront fee in an amount equal to ~~1.00~~0.50% of the stated principal amount of ~~such Incremental B-2 Term Loan funded by~~the Revolving Credit Commitments of such Lender on the ~~Funding~~Second Amendment Date.

SECTION 2.06.          Interest on Loans.

(a)           Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Base Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)           Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days (or on the basis of the actual number of days elapsed over a year of 365 or 366 days for Loans denominated in Pounds Sterling)) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin~~; provided that the Adjusted LIBO Rate for the Incremental B-2 Term Loans will initially be the same as the Adjusted LIBO Rate applicable to the~~

~~Initial B-2 Term Loans outstanding on the Funding Date~~.  For the avoidance of doubt, each Alternative Currency Revolving Loan shall be a Eurodollar Loan.

(c)           Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)           Interest on each Loan shall be payable in the currency in which such Loan was made.

(e)           If as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Administrative Agent determines that (i) the Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Secured Leverage Ratio would have resulted in a higher Applicable Margin and/or Applicable Facility Fee on any date in the four quarter period most recently ended prior to the date of such restatement or adjustment, the Borrower shall be obligated to pay to the Administrative Agent, for the accounts of the applicable Lenders, promptly on demand by the Administrative Agent (or after the occurrence of any Event of Default under Article VII (g) or (h) with respect to the Borrower, automatically and without further action by the Administrative Agent or any Lender) an amount equal to the excess of the interest and fees (including facility fees) that should have been paid for such four quarter period over the amount of interest and fees actually paid for such period.

SECTION 2.07.          Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Base Rate, or in the case of Alternative Currency Revolving Loans where the relevant interbank market practice is to use a 365 or 366 day year, and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.          Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that deposits in the principal amounts of the Loans in the currency comprising such Borrowing are not generally available in the London interbank market, or the Administrative Agent is advised by a Majority in Interest of the Lenders of the Class making or maintaining such Eurodollar Loans that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing and all requests for Alternative Currency Revolving Loans shall be deemed to be requests for Revolving ABR Loans denominated in Dollars in the Dollar Amount of the amount of such Alternative Currency specified in the request.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.          Termination and Reduction of Commitments.

(a)           The ~~Initial B-2~~ Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date.  The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.  ~~The B-1 Term Loan Commitments and Incremental B-2 Term Loan~~Notwithstanding the foregoing, all the Commitments shall automatically terminate ~~on the earliest to occur of (i) upon the making of the B-1 Term Loans or Incremental B-2 Term Loans, as applicable, on the Funding Date; (ii) if the Funding Date has not occurred prior to March 26, 2015,~~ at 5:00 p.m., New York City time ~~on March 26, 2015 or (iii) upon termination of the Purchase Agreement without consummation of the Hotspot Acquisition.~~, on June 30, 2016, if the conditions set forth in Section 4.01 and in the Second Amendment have not been satisfied by such time.    Incremental Term Loan Commitments shall terminate as provided in the related Incremental Assumption Agreement.

(b)           Upon at least three Business Days’ prior irrevocable (subject to the last sentence of this Section 2.09(b)) written, fax or other electronically transmitted notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate outstanding amount of the Revolving Loans at the time.  A notice of termination or reduction may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)           Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments.  The Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Applicable Facility Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.          Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the day of conversion (which must be a Business Day), to convert any Eurodollar Borrowing that is not an Alternative Currency Revolving Credit Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)            each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)          each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)          if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)           any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)          any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause, shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing (and, in the case of an Alternative Currency Revolving Credit Borrowing, be automatically denominated into Dollars in the amount of the Dollar Amount thereof in accordance with Section 2.25);

(vii)         no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date or an Incremental Term Loan Repayment Date, as the case may be, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (a) the Eurodollar Term Borrowings of the applicable Class with Interest Periods ending on or prior to such Repayment Date or Incremental Term Loan Repayment Date, as the case may be, and (b) the ABR Term Borrowings of the applicable Class would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date or Incremental Term Loan Repayment Date, as the case may be; and

(viii)        upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan denominated in Dollars may be converted into, or continued as, a Eurodollar Loan until such time as the Administrative Agent shall, acting upon instructions of the Required Lenders, notify the Borrower otherwise.

Each notice pursuant to this Section 2.10, which shall be in writing, shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing (or, in the case of an Alternative Currency Revolving Credit Borrowing or a Term Borrowing, into a Eurodollar Borrowing with an Interest Period of one month).

SECTION 2.11.          Repayment of Term Borrowings.

(a)           ~~(i)  Prior to~~Following the ~~Acquisition Closing~~Second Amendment Date, the Borrower shall pay to the Administrative Agent, for the account of the ~~Initial B-2~~ Term ~~Loan~~ Lenders, on the last Business Day of each March, June, September and December (beginning with the last Business Day of September 2016) (each such date being called a “Repayment Date”) an amount equal to ~~1.25~~0.25% of the original principal amount of the ~~Initial B-2~~ Term Loans made on the ~~Closing~~Second Amendment Date (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

~~(ii) Following the Acquisition Closing Date, the Borrower shall repay to the Administrative Agent for the account of the B-2 Term Loan Lenders (which shall include, for the avoidance of doubt, the Lenders holding the Initial B-2 Term Loans and the Incremental B-2 Term Loans) on each Repayment Date, an aggregate principal amount equal to 1.875% of the product of (x) the sum of (I) the aggregate principal amount of all Initial B-2 Term Loans outstanding immediately prior to the Acquisition Closing Date and (II) the aggregate principal amount of Incremental B-2 Term Loans on the Acquisition Closing Date and (y) a fraction, the numerator of which is the aggregate principal amount of the Initial B-2 Term Loans funded on the Closing Date and the denominator of which is equal to the aggregate principal amount of Initial B-2 Term Loans outstanding immediately prior to the Acquisition Closing Date, after such product is rounded to the nearest full Dollar (as adjusted from time to time pursuant to section 2.11(b), 2.12, 2.13(e) and 2.22(d)) together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.~~

~~(iii) The Borrower shall repay to the Administrative Agent, for the account of the B-1 Term Loan Lenders,  on each Repayment Date beginning with the Repayment Date on or about the last day of the first full fiscal quarter after the Acquisition Closing Date, in an amount equal to 6.25% of the original principal amount of the B-1 Term Loans outstanding on the Acquisition Closing Date (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.~~

(b)           The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(c)           In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date or Incremental Term Loan Repayment Date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(d)           To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date ~~of such Term Loans~~ and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(e)           All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.          Voluntary Prepayment.

(a)           Subject to the payment of any applicable premium as set forth in paragraph (d) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) at least three Business Days’ prior written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) in the case of Eurodollar Loans denominated in Dollars to the Administrative Agent before 12:00 (noon), New York City time, (ii) at least three Business Days’ prior written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) in the case of Eurodollar Loans denominated in an Alternative Currency, to the Administrative Agent before 8:00 a.m., New York City time, or (iii) written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) on or prior to the Business Day that is the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or £1,000,000 or €1,000,000, as applicable, in the case of prepayments of Alternative Currency Revolving Loans) and not less than $5,000,000 (or £3,000,000 or €3,000,000, as applicable, in the case of prepayments of Alternative Currency Revolving Loans). Each prepayment of principal of, and interest on, Alternative Currency Revolving Loans shall be made in the relevant Alternative Currency.

(b)           Voluntary prepayments of Term Loans pursuant to Section 2.12(a) shall be allocated among the Classes of outstanding Term Loans as specified by the Borrower and applied against the remaining scheduled installments of principal due in respect of such Term Loans under Section 2.11 as directed by the Borrower.

(c)           Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Term Loans, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.12(c) on the following basis:

(i)            Such assignment shall be effected pursuant to either (x) one or more auctions (each, an “Auction”) pursuant to the procedures described in clause (ii) below, which is open to all Term Lenders of the same Class on a pro rata basis or (y) an open market purchase so long as the aggregate principal amount of all Term Loans purchased pursuant to open market purchase does not exceed $~~50,000,000 (increasing on and after the Acquisition Closing Date to $60,000,000).~~60,000,000.

(ii)           In the case of an Auction described in clause (i)(x) above:

(A)          The Borrower may conduct an Auction to repurchase all or any portion of the Term Loans of a Class by providing written notice to the Administrative Agent (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;

(B)          In connection with any Auction, each Term Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a price discounted to par that must be expressed as a price (the “Reply Discount Price”), which must be within the Discount Range, and (y) a principal amount of Term Loans, which must be in increments of $1,000,000 or in an amount equal to the Term Lender’s entire remaining amount of such Loans (the “Reply Amount”).  Term Lenders may only submit one Return Bid per Auction.  In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Acceptance in a form reasonably acceptable to the Administrative Agent;

(C)          Based on the Reply Discount Prices and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount Price for which the Borrower can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount Price.  The Borrower shall purchase Term Loans (or the respective portions thereof) from each Term Lender with a Reply Discount Price that is equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided further that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent).  Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due; and

(D)          Once initiated by an Auction Notice, the Borrower may not withdraw an Auction without the consent of the Administrative Agent other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.  Each purchase of Term Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Term Loans, and calculation of the Applicable Discount referred to above) established by the Administrative Agent and agreed to by the Borrower; and

(iii)          The repurchases by the Borrower of Term Loans pursuant to this Section 2.12(c) shall be subject to the following conditions: (A) no Default or Event of Default has occurred or is continuing or would result therefrom, (B) as of the date of such repurchase the Borrower shall make a representation to the Lender assigning the Term Loan (unless the making of such representation is waived by such Lender) that it is not aware of any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (x) has not been disclosed to such Lender prior to such date and (y) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Term Lender’s decision to assign the Term Loans to the Borrower (other than because such Term Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the

Subsidiaries), (C) any Term Loans repurchased pursuant to this Section 2.12(c) shall be automatically and permanently canceled upon acquisition thereof by the Borrower and (D) at the time of (and after giving effect to) any such repurchase no Revolving Loans shall be outstanding.

(d)           Each notice of prepayment pursuant to Section 2.12(a) shall specify (i) the prepayment date, (ii) the principal amount of each Borrowing (or portion thereof) to be prepaid, (iii) the currency in which the prepayment is to be denominated (prepayments being payable in the currency in which the applicable Loan was made) and (iv) the Class of Loans to be prepaid and the scheduled installment or installments of principal to which such prepayment is to be applied.  Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation.  All prepayments under Section 2.12(a) shall be subject to Section 2.16 and, other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments, shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(e)           In the event that, within the first ~~twelve~~six months of the ~~Acquisition Closing~~Second Amendment Date, (i) all or a portion of the Term Loans are prepaid under Section 2.12(a) out of, or substantially concurrent with the receipt by the Borrower or any Subsidiary of, the proceeds of an issuance or incurrence of Indebtedness by the Borrower or any Subsidiary (including any replacement, refinancing or incremental term loan facility effected pursuant to an amendment of this Agreement, but other than any such issuance, refinancing or incurrence accomplished together with the substantially concurrent refinancing of all Credit Facilities hereunder in connection with a Change in Control) and the effective yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees including any original issue discount for, and any upfront fees payable in connection with, such Indebtedness based on an assumed four-year weighted average life to maturity of such Indebtedness) payable generally to the lenders of such Indebtedness (but excluding the effect of any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such Indebtedness), is, or upon satisfaction of specified conditions could be, lower than the effective yield in respect of such Term Loans (as determined by the Administrative Agent on the same basis) or (ii) a Term Lender is deemed a Non-Consenting Lender and must assign its Term Loans pursuant to Section 2.21 in connection with any waiver, amendment or modification that would reduce the effective yield in effect with respect to such Term Loans, then the Borrower shall pay a fee equal to 1.00% of, in the case of prepayments pursuant to clause (i), the lesser of (A) the aggregate principal amount so prepaid and (B) the aggregate principal amount of the Indebtedness so issued or incurred and, in the case of assignments pursuant to clause (ii), the aggregate principal amount so assigned, in each case to the Administrative Agent, for the account of the Lenders holding such Term Loans so prepaid or assigned, on the date of such prepayment or assignment.

SECTION 2.13.          Mandatory Prepayments.

(a)           In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings.  If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the aggregate outstanding Revolving Loans would exceed the Total Revolving Credit Commitment, then the

Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

(b)           Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto (including any Restricted Asset Sale Proceeds, as and when repatriated as provided below) to prepay outstanding Loans in accordance with Section 2.13(e).  Notwithstanding the foregoing, with respect to any Foreign Asset Sale, the Borrower may elect to reduce the amount of such prepayment by the amount of any Restricted Asset Sale Proceeds included in such Net Cash Proceeds; provided that the Borrower shall use its commercially reasonable efforts to repatriate any Restricted Asset Sale Proceeds as promptly as practicable following the date of such prepayment.  To the extent the Borrower does not repatriate any such Restricted Asset Sale Proceeds, the Borrower shall prepay Term Loans in an aggregate amount equal to the corresponding Restricted Asset Sale Payment Amount on or prior to the first anniversary of the original prepayment date for the related Foreign Asset Sale.

(c)           No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a) (the “ECF Prepayment Date”), in each case commencing with the fiscal year ending December 31, 2014, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (A) the ECF Percentage of Excess Cash Flow for such fiscal year then ended minus (B) voluntary prepayments of Term Loans and Revolving Loans under Section 2.12(a) made during such fiscal year but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and only to the extent that such prepayments do not occur in connection with a refinancing of such Indebtedness.  Notwithstanding the foregoing, the Borrower may elect to reduce the amount of such prepayment by an amount equal to the ECF Percentage of Restricted ECF, if any, for such fiscal year; provided that the Borrower shall use its commercially reasonable efforts to repatriate such applicable percentage of Restricted ECF as promptly as practicable following the ECF Prepayment Date (and upon any such repatriation, shall prepay the Term Loans by the amount thereof in accordance with this Section 2.13(c)).  To the extent the Borrower does not so repatriate the applicable percentage of Restricted ECF, the Borrower shall prepay Term Loans in an aggregate amount equal to the corresponding Restricted ECF Payment Amount for the applicable fiscal year on or prior to the first anniversary of the date that the original payment was required to have been made pursuant to the terms of this Section 2.13(c).

(d)           In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance or incurrence of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(e).

(e)           Mandatory prepayments of outstanding Term Loans pursuant to Sections 2.13(b), 2.13(c) and 2.13(d) shall be applied to the remaining scheduled installments of principal due in respect of the outstanding Term Loans, as directed by the Borrower; provided that ~~prior to the Acquisition Closing Date, no mandatory prepayments pursuant to 2.13(b), 2.13(c) or 2.13(d) will be applied to the B-1 Term Loans or the Incremental B-2 Term Loans and otherwise~~ in the event that more than one Class of Term Borrowings are outstanding at the time of such prepayment, the aggregate amount of such prepayment shall be allocated ratably among the Term Borrowings of each such Class (unless, with respect to Other Term Loans and Specified Refinancing Term Loans, the applicable Incremental Assumption Agreement or Refinancing Amendment, as the case may be, provides that such prepayment may be made on a more than ratable basis to the Term Loans that were outstanding at the time of incurrence of the Other Term Loans or Specified Refinancing Term Loans, as the case may be) irrespective of whether such outstanding Term Borrowings are ABR Loans or Eurodollar Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.11.

(f)            Notwithstanding the foregoing, any Term Lender may elect, by written notice to the Administrative Agent at the time and in the manner specified by the Administrative Agent, to decline all (but not less than all) of any mandatory prepayment of its Term Loans~~,~~ pursuant to ~~this~~ Section 2.13(b) or (c) (such declined amounts, the “Declined Proceeds”).  All such Declined Proceeds may be retained by the Borrower.

(g)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days’ prior irrevocable written, fax or other electronically transmitted notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

~~(h)           Notwithstanding the foregoing or anything else herein to the contrary, if on or after the Funding Date (i) the Hotspot Acquisition has not been consummated by the Escrow End Date (to be defined in the Escrow Agreement) or (ii) the Escrow Property is distributed to the Administrative Agent pursuant to the terms of the Escrow Agreement, then all B-1 Term Loans and Incremental B-2 Term Loans that are outstanding on such date shall become due and payable (for the avoidance of doubt the (i) B-1 Term Loans will be repaid in an amount equal to 99.00% of the principal amount of such B-1 Term Loans plus accrued and unpaid interest to but excluding such repayment date and (ii) Incremental B-2 Term Loans will be repaid in an amount equal to 99.00% of the principal amount of such Incremental B-2 Term Loans plus accrued and unpaid interest to but excluding such repayment date).~~

SECTION 2.14.          Reserve Requirements; Change in Circumstances.

(a)           Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender (other than with respect to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan, or maintaining its obligation to make such a loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand therefor, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or expenses incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs, expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs, expenses or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.          Change in Legality.

(a)           Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)            such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), and all requests for Alternative Currency Revolving Loans shall be considered to be requests for Revolving ABR Loans denominated in Dollars in the Dollar Amount of such Lender’s portion of the amount specified in the request, unless such declaration shall be subsequently withdrawn; and

(ii)           such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans in Dollars as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)           For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.          Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan, including any Alternative Currency Revolving Loan, to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.          Pro Rata Treatment.  Except as required under Section 2.15 or 2.24 or permitted under Section 2.12(c), and subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each Borrowing of any Class, each payment or prepayment of principal of any Borrowing of any Class, each payment of interest on the Loans of any Class, each payment of the Applicable Facility Fees, each reduction of the Term Loan Commitments of any Class or the Revolving Credit Commitments and each conversion of any Borrowing of any Class to or continuation of any Borrowing of any Class as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments of such Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar, Pound Sterling or Euro amount, as applicable.

SECTION 2.18.          Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender was a direct creditor of the Borrower in the amount of such participation.  For purposes of subclause (b)(i) of the definition of “Excluded Taxes”, a Lender that acquires a participation pursuant to this Section 2.18 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

SECTION 2.19.                              Payments.

(a)                                 The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document (except with respect to principal of, and interest on or any other amounts related thereto, Alternative Currency Revolving Loans) not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at ~~500 Stanton Christiana Road, Ops 2, Floor 2, Newark, Delaware 19173.~~101 N Tryon Street, Charlotte, NC, 28255-0001.  Except as otherwise expressly provided herein, the Borrower shall make each payment on Alternative Currency Revolving Loans (including principal of or interest on such Alternative Currency Revolving Loans or any Fees or other amounts related thereto), not later than 8:00 a.m., New York City time, on the date when due in immediately available corresponding Alternative Currency, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at ~~500 Stanton Christiana Road, Ops 2, Floor 2, Newark, Delaware 19173.~~101 N Tryon Street, Charlotte, NC, 28255-0001.  Any payments received by the Administrative Agent (i) after 12:00 (noon), New York City time, in the case of payments in Dollars, or (ii) after 8:00 a.m., New York City time, in the case of payments in an Alternative Currency, may in each case, (in the Administrative Agent’s sole discretion) be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)                                 Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)                                  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20.                              Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Borrower.  The Loan Parties shall reimburse and indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 [Reserved].

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.

(i)                          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(~~a~~A), (ii)(~~b~~B) and (ii)(~~d~~D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.20(f).

(ii)                          Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-~~9s,~~9, certifying that such Lender is exempt from U.S. Federal backup withholding;

(B)                               any Foreign Lender shall, to the extent it is legally ~~entitled~~eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” or “business profits” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI (or any successor forms);

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in respect of any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-~~3,~~4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-~~4~~3 on behalf of ~~each such~~its applicable direct and indirect ~~partner~~partners;

(C)                               any Foreign Lender shall, to the extent it is legally ~~entitled~~eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA ~~and~~, to determine ~~that~~whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (~~d~~D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)         Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal ~~inability~~ineligibility to do so.

(iv)        The Administrative Agent shall deliver to the Borrower two executed originals of whichever of the following is applicable: (a) if the Administrative Agent is a U.S. Person, IRS Form W-9 certifying to such Administrative Agent’s exemption from U.S. federal backup withholding or (b) if the Administrative Agent is not a U.S. Person, (i) IRS Form W-8ECI with respect to payments received for its own account and (ii) IRS Form W-8IMY (together with all required accompanying documentation) with respect to payments received by it on behalf of the Lenders.  Notwithstanding anything to the contrary in this Section 2.20(f), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent that the payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)                                     FATCA. Solely for purposes of ~~determining whether withholding Taxes are required to be imposed under~~ FATCA, from and after First Amendment Effective Date, the Borrower and the ~~Successor~~ Administrative Agent agree to treat (and the Lenders hereby authorize the ~~Successor~~Borrower and the Administrative Agent to treat) any Loan made pursuant to the Credit Agreement (including ~~the Existing B-1 Term Loans, the Incremental B-1 Term Loans and the B-2 Term Loans~~any Loan already outstanding) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.21.                              Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)                                 In the event (i) any Lender delivers a notice or a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower receives a certificate or notice described in Section 2.20(b) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender has become a Defaulting Lender or (v) any Lender has become a Non-Consenting Lender, upon notice to such Lender and the Administrative Agent, the Borrower may require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (v) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall approve such requested consent, amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.12(e), 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall approve the proposed consent, amendment, waiver or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s hereunder in the circumstances contemplated by this Section 2.21(a).

(b)                                 If (i) any Lender shall deliver a notice or certificate requesting compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower receives a certificate or notice described in Section 2.20(c) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.                              Incremental Facilities.

(a)                                 The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, in an amount (the “Incremental Facility Amount”) not to exceed the greater of (i) (x) $~~50,000,000 (increasing on and after the Acquisition Closing Date to $~~75,000,000~~)~~ minus (y) the aggregate amount of all Incremental Commitments established prior to such time and (ii) such other amount so long as, in the case of this clause (ii), the Secured Leverage Ratio would not, after giving effect to the making of any Loans to be made on the date of effectiveness thereof (in each case assuming all Incremental Revolving Credit Commitments are drawn on such effective date) and other pro forma adjustments in accordance with Section 1.03, exceed (x) ~~2.50:1.00 (increasing on and after the Acquisition Closing Date to~~ 4.00 to ~~1.00),~~1.00, in each case, as of the date of such effectiveness.  Such notice shall set forth (1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Facility Amount), (2) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice unless waived by the Administrative Agent in its sole discretion) and (3) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(b)                                 The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders that will become Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, in connection therewith; provided that any such Incremental Term Lender or Incremental Revolving Lender must be an existing Term Lender or existing Revolving Credit Lender, respectively, or be reasonably acceptable to the Administrative Agent.  The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender, as applicable, shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such person.  The terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans except as otherwise set forth herein or in the Incremental Assumption Agreement, it being understood that the Incremental Term Lenders may (i) agree to yield protection terms similar to clause (c) below that are less favorable (but not more favorable) than the terms applicable to the other Classes of Term Loans, (ii) agree to participate on a less than (but not greater than) pro rata basis in respect of any prepayments or repayments of Term Loans under this Agreement and (iii) agree to different initial Interest Periods with respect to the applicable Incremental Term Loans.  The terms and provisions of the Incremental Revolving Credit Commitments shall be identical to those of the Revolving Credit Commitments.  The Loans made pursuant to any Incremental Commitment shall rank pari passu in right of payment and security with the other Loans made hereunder.  Without the prior written consent of a Majority in Interest of each affected Class, (a) the final maturity date of any Other Term Loans shall be no earlier than the latest Term Loan Maturity Date or Incremental Term Loan Maturity Date (if any) in effect at the time the Incremental Term Loan Commitments with respect to such Other Term Loans become effective, (b) the weighted average life to maturity of the Other Term Loans shall be no shorter than the remaining weighted average life to maturity of any other Class of Term Loans and (c) if the initial Yield on such Other Term Loans exceeds the Yield applicable to the ~~B-2~~ Term Loans at such time by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for the ~~B-2~~ Term Loans of each affected Class shall automatically be increased by the Yield Differential for such Class, effective upon the making of the Other Term Loans; provided that if such increase is required due to the application of a higher interest rate floor on such Other Term Loan, such increase shall be effected solely through an increase in the interest rate floor of such affected Class (or if no interest rate floor applies to such affected Class at such time, an interest rate floor shall be added)~~; provided, further, that if the Applicable Margin in respect of the B-2 Term Loans is increased pursuant to this clause (c) then the Applicable Margin in respect of any B-1 Term Loans then outstanding shall be increased to the extent necessary to maintain a 100 basis point Yield Differential between the B-1 Term Loans and B-2 Term Loans at any time during which any B-1 Term Loans are outstanding~~.  The Incremental Assumption Agreement shall set forth the amortization schedule to apply to such Other Term Loans as determined by the Incremental Term Lenders party thereto and the Borrower.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the incurrence, existence and terms of the Incremental Commitments (and the Loans to be made thereunder) evidenced thereby and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to the Loan Documents.  For purposes of this Section 2.22, “Yield” shall mean, as reasonably determined by the Administrative Agent:

(x)                                 with respect to the Other Term Loans, the sum of (i) the margin above the Adjusted LIBO Rate on such Other Term Loans for a three-month Interest Period commencing on such date and (ii) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee (excluding, in any case, all arrangement, structuring and underwriting fees not generally paid to Lenders in connection with such loans) directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the weighted average life to maturity of such Other Term Loans and (B) four; for purposes of this clause (x), if the Other Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term Loans of any Class, such increased amount shall be equated to the applicable margin above the Adjusted LIBO Rate for purposes of determining whether an increase to the Applicable Margin for the Term Loans of such Class shall be required, to the extent an increase in the interest rate floor for the Term Loans of such Class would cause an increase in the interest rate then in effect thereunder; and

(y)                                 with respect to Term Loans of any Class, the sum of (i) the Applicable Margin then in effect for Eurodollar Term Loans of such Class for a three-month Interest Period commencing on such date and (ii) the amount of OID initially paid in respect of the Term Loans of such Class divided by four.

(c)                                  Notwithstanding the foregoing, no Incremental Commitment shall become effective unless (i) on the date of such effectiveness (“Incremental Facility Closing Date”), the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the ~~Closing~~Second Amendment Date under ~~Section 4.02,~~the Second Amendment, (iii) after giving effect to such Incremental Commitments, the making of Loans to be made on the date of effectiveness thereof (assuming full utilization thereof on such date) and the use of proceeds thereof, the Borrower shall be in compliance on a pro forma basis, with the financial covenant set forth in Section 6.11, (iv) all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Commitments, to the extent invoiced prior to such date, shall have been paid in full and (v) to the extent not consistent with this Agreement, the other terms and documentation in respect of the Other Term Loans shall be reasonably satisfactory to the Administrative Agent unless otherwise expressly permitted in this Section; provided that, if the proceeds of the Term Loans or Other Term Loans made from any Incremental Term Loan Commitments are, substantially concurrently with the receipt thereof, to be used by the Borrower or any Loan Party to finance, in whole or in part, a Permitted Acquisition or other acquisition permitted pursuant to Section 6.04, then (A) the only representations and warranties that will be required to be true and correct as of the applicable Incremental Facility Closing Date shall be (x) the Specified Representations (with such modifications necessary to refer to the applicable Incremental Commitments) and such other representations and warranties as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business (of the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any Subsidiary) has the right to terminate the obligations of the Borrower (or such Subsidiary) under such acquisition agreement or decline to consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, (B) the only Events of Default the absence of which shall be a condition to the availability thereof as of the applicable Incremental Facility Closing Date shall be the Events of Default under clauses (b), (g) and (h) of Article VII and such other Events of Default as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments and (C) the condition in clause (iii) above shall be deemed satisfied if, on the date the relevant acquisition agreement is executed and delivered, the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.11.

(d)                                 Each of the parties hereto hereby agrees that the Administrative Agent may take any all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and (ii) on the effective date of any Incremental Revolving Credit Commitment, all outstanding Revolving Loans are held by the Revolving Credit Lenders (including the Incremental Revolving Lenders) on a pro rata basis in accordance with their Revolving Credit Commitments, and the Borrower agrees that Section 2.16 shall apply to any conversion of Eurodollar Loans to ABR Loans or prepayment of Eurodollar Revolving Loans reasonably required by the Administrative Agent to effect the foregoing.  In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans on the date such Loans are made.

(e)                                  At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, subject to providing notice to the Administrative Agent, issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the Incremental Facility Amount then permitted to be incurred under Section 2.22(a); provided that, for purposes of determining the Incremental Facility Amount available under Section 2.22(a), all Incremental Equivalent Debt will be deemed to constitute Secured Total Debt irrespective of whether the terms of the notes or loans constituting such Incremental Equivalent Debt satisfy the requirements in the definition thereof; provided, further, that the incurrence of any Incremental Equivalent Debt shall reduce, on a dollar-for-dollar basis, the Incremental Facility Amount permitted to be incurred under Section 2.22(a).  Notwithstanding anything to the contrary herein, (i) such Incremental Equivalent Debt shall rank pari passu or junior in right of payment and no entity that is not also the Borrower or a Guarantor shall be a primary obligor or a guarantor of any Incremental Equivalent Debt and if such Incremental Equivalent Debt is secured, it shall be secured on, in the case of Incremental Equivalent Debt in the form of notes, on an equal priority or a junior lien basis and, in the case of Incremental Equivalent Debt in the form of loans, on a junior lien basis only, and, in any case, not be secured by any assets not constituting Collateral, (ii) in the case of Incremental Equivalent Debt secured by the Collateral, such Incremental Equivalent Debt shall be subject to a customary intercreditor ~~arrangements~~agreement in form and substance reasonably satisfactory to the Administrative Agent, (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the date that is 91 days after the latest Maturity Date at the time of issuance, (iv) such Incremental Equivalent Debt shall (A) have a weighted average life to maturity not shorter than 91 days plus the weighted average life to maturity of any Term Loans, or (B) not be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary asset sale or change of control provisions), (v) no Default or Event of Default shall have occurred and be continuing or would result from the issuance of such Incremental Equivalent Debt, (vi) except as otherwise specified in the definitive documentation for such Incremental Equivalent Debt, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the ~~Closing~~Second Amendment Date under ~~Section 4.02,~~the Second Amendment, (vii) after giving effect to such Incremental Equivalent Debt and the use of proceeds thereof, the Borrower shall be in compliance on a pro forma basis, with the financial covenant set forth in Section 6.11 and (viii) all fees and expenses owing to the Administrative Agent, the Lenders or other financial institutions in respect of such Incremental Equivalent Debt, to the extent invoiced prior to such date, shall have been paid in full, provided that, if the proceeds of the Incremental Equivalent Debt are, substantially concurrently with the receipt thereof, to be used by the Borrower or any Loan Party to finance, in whole or in part, a Permitted Acquisition, then (A) the only representations and warranties that will be required to be true and correct as of the applicable effective date of such Incremental Equivalent Debt shall be (x) the Specified Representations (with such modifications necessary to refer to the applicable Incremental Equivalent Debt) and such other representations and warranties as may be agreed upon by the Borrower and the creditors providing such Incremental Equivalent Debt and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the creditors, but only to the extent that the Borrower (or any Subsidiary) has the right to terminate the obligations of the Borrower or such Subsidiary under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, (B) the only Events of Default the absence of which shall be a condition to the availability thereof as of the applicable effective date of such Incremental Equivalent Debt shall be the Events of Default under clauses (b), (g) and (h) of Article VII and such other Events of Default as may be agreed upon by the Borrower and the creditors providing such Incremental Equivalent Debt and (C) the condition in clause (vii) above shall be deemed satisfied if, on the date the relevant acquisition agreement is executed and delivered, the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.11.

~~(f)            Notwithstanding clauses (a) through (e) of this Section 2.22, the Incremental B-2 Term Commitment, the Incremental B-2 Term Loans, the B-1 Term Loan Commitments and the B-1 Term Loans shall not reduce or otherwise affect the availability of the Incremental Facility Amount described in clause (a) (i) above available to the Borrower.~~

SECTION 2.23.                              Loan Modification Offers.

(a)                                 The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than five Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Any Lender wishing to accept such Loan Modification Offer shall notify the Administrative Agent in writing on or prior to the date specified in such Loan Modification Offer specifying the amount of its Affected Class which it has elected to request be subject to such Permitted Amendment (subject to any minimum denomination requirements set forth in such Loan Modification Offer).  Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)                                 The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof; provided that no Permitted Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in such Loan Modification Agreement, including the delivery of customary closing deliverables to the extent reasonably requested by the Accepting Lenders thereunder and (ii) on the date of effectiveness (or such later date as the Administrative Agent in its sole discretion may permit) the Administrative Agent shall have received any other documents and/or amendments as it shall reasonably request to evidence that Borrower and the Subsidiaries are in compliance with Section 5.10.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Credit Commitments or Revolving Loans, all Borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Credit Lenders, based on the relative amounts of their Revolving Credit Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Credit Commitments on the relevant Maturity Date.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Permitted Amendment on such terms as may be set forth in the relevant Loan Modification Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.23.

(c)                                  “Permitted Amendments” shall mean any or all of the following: (i) an extension of the final maturity date and/or amortization applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Margin or the Adjusted LIBO Rate “floor” set forth in the definition of “Adjusted LIBO Rate” with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in any fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) a change in the participation of prepayments of such “Class” of Accepting Lenders to less than a pro rata basis (but not greater than a pro rata basis) with respect to any voluntary or mandatory prepayments hereunder, (v) a change in other covenants and terms (x) that apply solely to any period after the Latest Maturity Date in effect on the effective date of the Loan Modification Offer immediately prior to the establishment of such Permitted Amendment, or after approval thereof by the Required Lenders or (y) that are less favorable with respect to the applicable Loans and/or Commitments of the Accepting Lenders than the covenants and terms applicable to the applicable existing Class and (vi) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom.

SECTION 2.24.                              Specified Refinancing Debt.

(a)                                 The Borrower may, from time to time, and subject to the consent of the Administrative Agent, add one or more new term loan facilities and new revolving credit facilities to the Credit Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of the Term Loans or Revolving Loans (or unused Revolving Credit Commitments) under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt (i) will rank pari passu in right of payment and security as the other Loans and Commitments hereunder, (ii) shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (iii) will mature on or after, and shall not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of, the Loans (or Commitments, if applicable) being refinanced thereby, (iv) shall have terms and conditions (excluding pricing and optional prepayment terms) substantially identical to, or no more favorable (taken as a whole) to the Lenders providing such Specified Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby; provided that, the applicable Lenders may (x) agree to yield protection terms that are less favorable (but not more favorable) than the terms applicable to the other Classes of Loans and/or Commitments, (y) agree to participate on a less than (but not greater than) pro rata basis in respect of any prepayments or repayments of Loans under this Agreement and (z) in the case of Specified Refinancing Debt consisting of Term Loans, agree to different initial Interest Periods and (v) will be used, substantially concurrently with the incurrence thereof, solely for the pro rata payment of the outstanding Class of Loans being so refinanced (and, in the case of Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced); provided, however, that such Specified Refinancing Debt (A) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Specified Refinancing Debt and (B) shall not have a principal or commitment amount greater than the Loans being refinanced.

(b)                                 The Borrower and each Person that agrees to provide Specified Refinancing Debt (each of which, if not already a Lender hereunder, shall be reasonably acceptable to the Administrative Agent) shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Specified Refinancing Debt and the terms and conditions thereof; provided that no Refinancing Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in the applicable Refinancing Amendment, including the delivery of customary closing deliverables to the extent reasonably requested by the Lenders party thereto, and (ii) on the date of such effectiveness (or such later date as the Administrative Agent in its sole discretion may permit) the Administrative Agent shall have received any documents and/or amendments as it shall reasonably request to evidence that Borrower and the Subsidiaries are in compliance with Section 5.10.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt evidenced thereby; provided that, in the case of any Specified Refinancing Debt consisting of revolving credit commitments (“Specified Refinancing Revolving Commitments”), all Borrowings and all prepayments of Revolving Loans (which shall include loans made from Specified Refinancing Revolving Commitments) shall continue to be made on a ratable basis among all Revolving Credit Lenders (including any Lenders holdings Specified Refinancing Revolving Commitments), based on the relative amounts of their Revolving Credit Commitments (including Specified Refinancing Revolving Commitments), until the termination of the original Revolving Credit Commitments on the relevant Maturity Date.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Refinancing Amendment on such terms as may be set forth therein) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit the transactions contemplated by this Section 2.24.

SECTION 2.25.                              Currency Equivalents.  The Administrative Agent shall determine the Dollar Amount of each Revolving Loan made in an Alternative Currency (a) as of the first day of each Interest Period applicable thereto and (b) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it.  Each such determination shall be based on the Exchange Rate (i) on the date of the related Borrowing Request for purposes of the initial such determination for any Revolving Loan not made in Dollars and (ii) on the date that is two Business Days prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination; provided that in the case of clause (i) or (ii), if such rate cannot be computed as of such date, such other date shall apply as the Administrative Agent shall reasonably determine to be appropriate under the circumstances.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01.                              Organization; Powers.  The Borrower and each of the Subsidiaries (other than Inactive Subsidiaries) (a) is (i) duly organized, (ii) validly existing and, (iii) to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and, to the extent applicable, is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (a)(iii), (b) or (c), where the failure to be in good standing, to have such power and authority or so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.                              Authorization.  The Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership and, if required, stockholder, partner or member action, in each case, to the extent applicable, and (b) will not (i) violate (A) any provision of applicable law, statute, rule or regulation, or of the certificate, articles of incorporation, partnership agreement or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, or other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.                              Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party party thereto enforceable against such Loan Party in accordance with its terms except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

SECTION 3.04.                              Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office (the “USPTO”) and the United States Copyright Office (the “USCO”), (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) such that the absence of which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.                              Financial Statements..~~(a)~~           The Borrower has heretofore furnished to the Lenders (i) the consolidated statements of financial condition and related statements of income, comprehensive income, changes in stockholders’ equity and cash flows of ~~BATS~~the Borrower as of and for the fiscal ~~year~~years ended December 31, ~~2012,~~2013, December 31, 2014 and December 31, 2015, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, (ii) the condensed consolidated statements of financial condition of ~~BATS~~the Borrower as of March 31, ~~2013, June 30, 2013 and September 30, 2013~~2016 and the related condensed consolidated statements of income and cash flows for the fiscal ~~quarters~~quarter then ended, certified by a Financial Officer of ~~BATS, (iii) the consolidated statement of financial condition and related statements of operations, changes in members’ equity and cash flows of Direct Edge as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, and (iv) the consolidated statement of financial condition of Direct Edge as of March 31, 2013, June 30, 2013 and September 30, 2013, the related statements of income for the fiscal quarters then ended~~the Borrower.  Such financial statements fairly present the financial condition and results of operations and cash flows of~~, in the case of the financial statements referred to in clauses (i) and (ii) above, BATS and its consolidated Subsidiaries, and in the case of the financial statements referred to in clauses (iii) and (iv) above, Direct Edge and its consolidated Subsidiaries, in each case~~ the Borrower and its consolidated Subsidiaries as of such dates and for such periods.  Such statements of financial condition and the notes thereto disclose all material liabilities, direct or contingent, of~~, in the case of the financial statements referred to in clauses (i) and (ii) above, BATS and its consolidated Subsidiaries, and in the case of the financial statements referred to in clauses (iii) and (iv) above, Direct Edge and its consolidated Subsidiaries, in each case~~ the Borrower and its consolidated Subsidiaries as of the dates thereof.  Such financial statements were prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

~~(b)           The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of the Borrower and the Subsidiaries as of September 30, 2013, prepared giving effect to the Merger and the Transactions as if the Merger and the Transactions had occurred on such date, and related pro forma statements of income of the Borrower and the Subsidiaries for the period of 12 consecutive months ended September 30, 2013 (collectively, the “Pro Forma Financial Statements”).  The Pro Forma Financial Statements have been prepared by the Borrower in good faith based on the historical consolidated financial statements of BATS and Direct Edge at such date and for such period.~~

SECTION 3.06.                              No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2012.

SECTION 3.07.                              Title to Properties; Possession Under Leases.

(a)                                 Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)                                 None of the Borrower or the Subsidiaries has defaulted under any lease to which it is a party and all such leases are in full force and effect other than leases in respect of which a default could not reasonably be expected to result in a Material Adverse Effect.  Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  As of the ~~Closing~~Second Amendment Date, the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)                                 As of the ~~Closing~~Second Amendment Date, none of the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08.                              Subsidiaries.  Schedule 3.08 sets forth as of the ~~Closing~~Second Amendment Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein.  As of the ~~Closing~~Second Amendment Date, the shares of capital stock or other ownership interests so indicated on Schedule 3.08 are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents) and, in the case of any such shares of capital stock that are capital stock of a corporation, are fully paid and non-assessable.

SECTION 3.09.                              Litigation; Compliance with Laws.

(a)                                 There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning or building law, ordinance, code or approval or any building permit, Environmental Law and Environmental Permit) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.                              Agreements.  None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.                              Federal Reserve Regulations.  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation U or X.

SECTION 3.12.                              Investment Company Act.  No Loan Party is required to register as an “investment company” under the Investment Company Act of 1940.

SECTION 3.13.                              Use of Proceeds.  The Borrower will (a)  use the proceeds of the Revolving Loans, only for general corporate purposes of the Borrower and the Subsidiaries, (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Assumption Agreement, (c) use the proceeds of any Specified Refinancing Debt only for the purpose of prepaying the Loans specified in the applicable Refinancing Amendment and (d) use the proceeds from the ~~B-1 Term Loans and the Incremental B-2~~ Term Loans for the purposes specified in the Second Amendment.

SECTION 3.14.                              Tax Matters.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all U.S. Federal and all material state, local and non-U.S. tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15.                              No Material Misstatements.  ~~The Confidential Information Memorandum and the other~~All written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, when furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constituted a forecast or projection, the Borrower represents and warrants only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) in the preparation of such information, report, financial statement, exhibit or schedule (it being understood and agreed that forecasts and projections are not a guarantee of financial performance and actual results may differ from such forecasts and projections, and such differences may be material).

SECTION 3.16.                              Employee Benefit Plans.

(a)                                 Except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder.  No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. ~~718~~715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. ~~718~~715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

(b)                                 Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan other than any noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, none of the Borrower or its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The aggregate unfunded liabilities with respect to such Foreign Pension

Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount that, if required to be paid by Borrower and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17.                              Environmental Matters.  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability of the Borrower or any of the Subsidiaries.

SECTION 3.18.                              Security Documents.

(a)                                 The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the certificates in respect of the Pledged Collateral constituting certificated securities (within the meaning of Section 8-102(a)(4) of the UCC) and the instruments in respect of the Pledged Collateral constituting instruments (within the meaning of Section 9-102(a)(47) of the UCC), in each case endorsed to the Collateral Agent or in blank is in the possession of the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person (other than with respect to Liens expressly permitted under Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r)), and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.18(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the Guarantee and Collateral Agreement)) to the extent that a security interest therein may be perfected by the filing of a financing statement in respect thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r).

(b)                                 Upon the recordation of the IP Security Agreements with the USPTO and the USCO, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.18(a), any Lien on any Intellectual Property (as defined in the Guarantee and Collateral Agreement) created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) covered thereby in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the USPTO and the USCO may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

SECTION 3.19.                              Intellectual Property; Licenses, ~~etc~~Etc.  Each of the Borrower and the Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of its respective business, as currently conducted, and such rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The conduct of the business of the Borrower and any Subsidiary as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.20.                              Location of Real Property.  Schedule 3.20 lists completely and correctly as of the ~~Closing~~Second Amendment Date all material real property owned in fee by the Borrower and the Subsidiaries and the addresses thereof.

SECTION 3.21.                              Solvency.  Immediately after the consummation of the Transactions to occur on the ~~Closing Date (assuming, for purposes of the foregoing, that the Special Distribution was paid in full on the Closing Date)~~Second Amendment Date (a) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the ~~Closing~~Second Amendment Date.

SECTION 3.22.                              FCPA and Sanctions Laws.  The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and applicable Sanctions, and the Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with the FCPA and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.                              All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing as expressly permitted under Section 2.22(c) ~~or a Borrowing of the Term Loans on the Funding Date~~) (each such event being called a “Credit Event”):

(a)                                 The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b)                                 The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(c)                                  At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (~~ii~~b) and (~~iii~~c) of this Section 4.01.

~~SECTION 4.02.          First Credit Event.  On the Closing Date:~~

~~(a)           The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or PDF transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (or facsimile or PDF copies) of the Guarantee and Collateral Agreement, the IP Security Agreements and any promissory notes requested, at least two Business Days prior to the Closing Date, by a Lender pursuant to Section 2.04(e) payable to each such requesting Lender and its registered assigns.~~

~~(b)           The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Davis Polk & Wardwell LLP, counsel for the Borrower, (ii) the General Counsel of the Borrower, and (iii) each local counsel listed on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.~~

~~(c)           The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan~~

~~Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.~~

~~(d)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.~~

~~(e)           The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of legal counsel) required to be reimbursed or paid by any Loan Party to the Administrative Agent or any Arranger incurred in connection with the Transactions.~~

~~(f)            The Guarantee and Collateral Agreement shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.  The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Guarantee and Collateral Agreement.~~

~~(g)           Each document (including any Uniform Commercial Code financing statements) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Liens permitted under Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r)), shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recordation.  The Collateral Agent shall have received all Pledged Collateral required to be delivered to the Collateral Agent pursuant to the Guarantee and Collateral Agreement, together with undated proper instruments of assignment duly executed by the applicable Loan Party in blank and such other instruments or documents as the Collateral Agent may reasonably request.~~

~~(h)           The Administrative Agent and the Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a recent lien search made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons and, with respect to tax lien searches only, in which the chief executive office of each such Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing~~

~~statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.~~

~~(i)            The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(j)            The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.~~

~~(k)           The Merger shall have been consummated and BATS shall have become a Wholly-Owned Subsidiary of the Borrower.  The Administrative Agent shall have received a copy of the Merger Agreement, certified by a Financial Officer or other executive officer of the Borrower as being complete and correct together with all closing certificates, opinions and other closing documents delivered in satisfaction of the closing conditions set forth in the Merger Agreement.~~

~~(l)            Prior to or, pursuant to arrangements reasonably satisfactory to the Administrative Agent, substantially contemporaneously with the initial funding of the Loans on the Closing Date, (i) the Repayment shall have occurred, (ii) all commitments under the Existing Credit Agreement shall have been terminated, (iii) all guarantees and Liens granted in respect of the Existing Credit Agreement shall have been released and (iv) all guarantees and Liens incurred by the Direct Edge and its subsidiaries (other than guarantees and Liens created by the Guarantee and Collateral Agreement) will be released.  The Administrative Agent shall have received payoff and release letters with respect to the Existing Credit Agreement and the obligations and Liens (if any) relating thereto, in form and substance reasonably satisfactory to the Administrative Agent, and the conditions to effectiveness of such letters shall have been satisfied.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no indebtedness for borrowed money or preferred stock other than (a) Indebtedness incurred under this Agreement and (b) Indebtedness permitted under Section 6.01(a), 6.01(c), 6.01(f), 6.01(i), 6.01(k), 6.01(l), 6.01(m), 6.01(n), 6.01(o), and 6.01(q).~~

~~(m)          The Lenders shall have received, to the extent requested at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.~~

~~Notwithstanding the foregoing, if the conditions relating to the receipt of Pledged Collateral set forth in clause (g) of this Section 4.02 are not satisfied as of the Closing Date such conditions shall not be a condition precedent to the effectiveness of this Agreement on the Closing Date and shall not be a condition to the funding of the Credit Event on the Closing Date, but shall be accomplished as promptly as practicable after the Closing Date and in any event within the period specified on Schedule 5.12 or such later date as the Administrative Agent may agree to in its sole discretion.~~

~~SECTION 4.03.          Funding Date.  (A)  If the Hotspot Acquisition is consummated on the Funding Date, the obligations of the B-1 Term Loan Lenders and the Incremental B-2 Term Loan Lenders,~~

~~respectively, to make such Borrowings, are subject to the satisfaction (or waiver by the Administrative Agent) of following conditions precedent:~~

~~(a)           The Acquisition shall have been consummated in all material respects in accordance with the terms of the Purchase Agreement.~~

~~(b)           The Specified Purchase Agreement Representations shall be true and correct in all material respects and the Specified Representations shall be true and correct in all material respects (except in the case of any Specified Purchase Agreement Representation or any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).~~

~~(c)           After giving effect to the application of the proceeds of the Term B-1 Term Loans and the Incremental B-2 Term Loans, the Target and its subsidiaries shall have outstanding no third-party indebtedness for borrowed money, other than indebtedness permitted to be outstanding under this Agreement. The Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the Funding Date and of the discharge of all indebtedness and liens other than indebtedness and liens permitted to remain outstanding under this Agreement (or customary arrangements for such repayment or discharge shall have been made).~~

~~(d)           The (i) Borrower shall have paid the Amendment Fees (as defined the Amendment) and (ii) Administrative Agent shall have received all fees (including the Funding Fees) and other amounts due and payable by any Loan Party on or prior to the Funding Date, including, to the extent invoiced at least three (3) business days prior to the Funding Date., reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the JPM Fee Letter and any Loan Document.~~

~~(e)           Since September 30, 2014, the Acquired Business and its Transferred Subsidiaries (as defined in the Acquisition Agreement), taken as a whole, have not suffered any adverse change to their respective businesses, assets, operations or financial position, except such changes which have not had, individually or in the aggregate, a Company Material Adverse Effect.  For purposes of this clause (e), “Company Material Adverse Effect” shall have the meaning set forth in the Purchase Agreement.~~

~~(f)            The Administrative Agent shall have received, on behalf of itself and the Lenders, a written legal opinion of (i) Davis Polk & Wardwell LLP, counsel for the Loan Parties, (ii) the General Counsel of the Borrower, and (iii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Loan Parties, in each case (A) dated the Funding Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.~~

~~(g)           The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of the Target and its subsidiaries that are Guarantors, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each such Guarantor as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each such Guarantor dated the Funding Date and certifying (A) that attached thereto is~~

~~a true and complete copy of the by-laws, or operating, management or partnership agreement of such Guarantor as in effect on the Funding Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Guarantor; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.~~

~~(h)           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions specified in clauses (b) and (e) in this Section 4.3(A) have been satisfied.~~

~~(i)            The Administrative Agent (or its counsel) and the Collateral Agent shall have received from each newly acquired Guarantor duly executed copies (or facsimile or PDF copies) of the (i) joinder to the Guarantee and Collateral Agreement and (ii) IP Security Agreements supplements.~~

~~(j)            The Administrative Agent shall have received, solely with respect to each new Loan Party, each Uniform Commercial Code financing statement required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, with the priority contemplated by the Loan Documents, in proper form for filing.  The Collateral Agent shall have received all Pledged Collateral required to be delivered to the Collateral Agent pursuant to the Guarantee and Collateral Agreement, together with undated proper instruments of assignment duly executed by the applicable Loan Party in blank and such other instruments or documents as the Collateral Agent may reasonably request.~~

~~(k)           The Administrative Agent and the Collateral Agent shall have received a supplement to the Perfection Certificate (the “Perfection Certificate Supplement”), solely with respect to the new Loan Parties, dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a recent lien search made with respect to such Loan Parties in the states (or other jurisdictions) of formation of such Persons and, with respect to tax lien searches only, in which the chief executive office of each such Person is located, in each case as indicated on the Perfection Certificate Supplement, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.~~

~~(l)            The Administrative Agent and the Lenders shall have received, to the extent requested at least five days prior to the Funding Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money~~

~~laundering rules and regulations, including the USA PATRIOT Act, with respect to the Target and its subsidiaries that are Guarantors.~~

~~(m)          The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as set forth in Exhibit H to the effect that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Hotspot Acquisition and related transactions, are solvent~~

~~(n)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.~~

~~(B)          If the Funding Date occurs prior to the Acquisition Closing Date, the obligations of the B-1 Term Loan Lenders and the Incremental B-2 Term Loan Lenders, respectively, to make such Borrowings, are subject to the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:~~

~~(a)           The Specified Representations shall be true and correct in all material respects (except in the case of any Specified Representation which expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).~~

~~(b)           The Administrative Agent shall have received all fees (including the Funding Fees) and other amounts due and payable by any Loan Party on or prior to the Funding Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document, provided that any such fees and other amounts to be paid must be invoiced at least three (3) business days prior to the Funding Date.~~

~~(c)          The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.~~

~~(d)           The Administrative Agent shall have received the executed Escrow Agreement.~~

~~(e)           The Administrative Agent shall have a valid and perfected first priority security interest in, and a Lien on, all of the Borrower’s rights (i) under the Escrow Agreement and (ii) in the Escrow Property, in each case for so long as any Escrow Property remains in the Escrow Account pursuant to the terms of the Escrow Agreement.~~

~~(f)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions specified in clause (a) in this Section 4.3(B) has been satisfied.~~

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection Obligations to the extent no claim thereto has been asserted) shall have been paid in full, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.                              Existence; Compliance with Laws; Businesses and Properties.

(a)                                 Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)                                 (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names, technology, software, domain names and other intellectual property used in the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; (iv) maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the FCPA and applicable Sanctions; and (v) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto (reasonable wear and tear excepted) necessary in order that the business carried on in connection therewith may be properly conducted at all times, except to the extent that, in each case, failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02.                              Insurance.

(a)                                 Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b)                                 Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(c)                                  If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

(d)                                 With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(e)                                  Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.03.                              Obligations and Taxes.  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of any Lien on any Collateral securing such contested obligations and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property or (b) the failure to make such payment or discharge could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04.                              Financial Statements, Reports, ~~etc~~Etc.  In the case of the Borrower, furnish to the Administrative Agent for distribution to each Lender:

(a)                                 within 90 days after the end of each fiscal year, its consolidated statement of financial condition and related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows showing the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such Subsidiaries for such fiscal year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without “going concern” or like qualification or exception or any explanatory paragraph expressing doubt about the ability of the Borrower and its consolidated subsidiaries to continue as a going concern, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis of financial condition and results of operations” provision; ~~provided that for the fiscal year ended on December 31, 2013, it is understood and agreed that the Borrower shall also provide a separate consolidated statement of financial condition and related consolidated statements of operations, changes in members’ equity and cash flows with respect to Direct Edge and its subsidiaries, all audited by PricewaterhouseCoopers, and all references in this clause (a) to the Borrower and its Subsidiaries shall also be deemed references to Direct Edge and its subsidiaries with respect to such financial statements;~~

(b)                                 within 45 (or, in the case of the fiscal quarter ending March 31, 2014, 60) days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated statement of financial condition and related consolidated statements of income and cash flows showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during, in the case of such statements of income, such fiscal quarter and the then elapsed portion of the fiscal year, and, in the case of such statements of cash flows, the elapsed portion of such fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” provision; ~~provided that for the fiscal quarter ended on March 31, 2014, it is understood and agreed that Direct Edge and its subsidiaries shall be included in such consolidated financial statements only with respect to the period following the Closing Date;~~

(c)                                  concurrently with any delivery of financial statements under ~~paragraph~~clause (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.11 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above for any fiscal year ending on or after December 31, 2014, setting forth the Borrower’s calculation of Excess Cash Flow and attaching a complete schedule of the Inactive Subsidiaries, Broker Dealer Subsidiaries and Registered Securities Exchange Subsidiaries (which schedule shall amend or supplement Schedules 1.01(a) and 1.01(d));

(d)                                 concurrently with any delivery of financial statements under clause (a) above, unless the policies of such accounting firm prohibit the making of such statement at such time, a statement of the accounting firm that reported on such financial statements (which statement may be limited to accounting matters and disclaim responsibility for legal interpretations) confirming that, as of the last day of the immediately preceding fiscal year, in making the examination necessary in connection with such financial statements no knowledge was obtained of any Event of Default with respect to Section 6.11 or, if such knowledge of any such Event of Default or Default was obtained, specifying the extent thereof in reasonable detail;

(e)                                  within 45 days after the beginning of each fiscal year of the Borrower (starting with the fiscal year beginning January 1, 2015), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(f)                                   ~~if the Borrower becomes a public reporting company, promptly after the same become publicly available,~~ copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the SEC, or with any national securities exchange, or distributed generally to its shareholders as such, as the case may be;

(g)                                  promptly after the receipt thereof by the Borrower or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(h)                                 promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(i)                                     promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; and

(j)                                    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, at the request of any Lender, may reasonably request.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.04 may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC.  Documents required to be delivered pursuant to Section 5.04(a) or (b) or Section 5.04(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.05.                              Litigation and Other Notices.  Furnish to the Administrative Agent, which shall furnish to each Lender, written notice of the following promptly after obtaining knowledge of the occurrence or existence thereof:

(a)                                 any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c)                                  any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(d)                                 any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Credit Facilities.

SECTION 5.06.                              Information Regarding Collateral.

(a)                                 Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made promptly after such change) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07.                              Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.

(a)                                 Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(b)                                 In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously publicly rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s (in each case in respect of the Borrower).

SECTION 5.08.                              Use of Proceeds.  The Borrower will not request any Borrowing and the Borrower shall not use the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury or otherwise authorized under U.S. law, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.  In addition, ~~to the extent the Funding Date is prior to the Acquisition Closing Date, the B-1 Term Loans and the Incremental B-2 Term Loans shall be deposited into the Escrow Account~~the proceeds of the Term Loans borrowed on the Second Amendment Date shall be used, together with cash on the balance sheet to repay all outstanding Obligations (other than Obligations in respect of Hedging Agreements, Cash Management Arrangements and contingent indemnities, expense reimbursement, tax gross-up and yield protection obligations to the extent no claim therefor has been made) under (and as such term is defined in) this Agreement immediately prior to the Second Amendment Date.

SECTION 5.09.                              Employee Benefits.  Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as reasonably practicable after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10.                              Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Subsidiary that is not an Excluded Subsidiary promptly to become a Guarantor by executing and delivering a supplement to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent.  If at any time after the Closing Date any domestic Wholly Owned Subsidiary of the Borrower that was previously an Excluded Subsidiary ceases to be an Inactive Subsidiary or Broker Dealer Subsidiary as defined herein, the Borrower agrees to use its commercially reasonable efforts to cause such Subsidiary promptly to become a Guarantor by executing and delivering a supplement to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent.  If at any time after the Closing Date a Subsidiary that was previously a Registered Securities Exchange Subsidiary ceases to be a Registered Securities Exchange Subsidiary as defined herein, the Borrower agrees to use its commercially reasonable efforts to promptly pledge, or cause to be pledged, a perfected security interest in the Equity Interest of such Subsidiary.  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its domestic assets and properties as the Administrative Agent or the Required Lenders shall designate.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.10.  The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any fee interests in real property having a value in excess of $~~5,000,000 (increasing on and after the Acquisition Closing Date to $6,000,000).~~6,000,000.

SECTION 5.11.                              Lender Calls.  No later than 10 days after the delivery of any financial statements pursuant to Section 5.04(a) or (b), the appropriate Financial Officers of the Borrower shall participate in a conference call with the Administrative Agent and the Lenders to discuss in reasonable detail such financial statements and the Borrower’s financial condition and results of operations, as well as to answer any reasonable questions from the Administrative Agent or the Lenders about such financial statements; provided that if the Borrower is holding a conference call open to the public to discuss the financial condition and results of operations of the Borrower and its Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Sections 5.04(a) or 5.04(b) above, the Borrower will not be required to hold a second, separate call for the Lenders so long as the Lenders are provided access to such initial conference call (which requirement can be satisfied by the Borrower posting the conference call information for its quarterly calls with public equity holders in its filings with the SEC) and the ability to ask questions thereon.

~~SECTION 5.12.          Post-Closing Obligations.  The parties hereto acknowledge and agree that within the time periods set forth in Schedule 5.12, or within such longer period or periods that the Administrative Agent in its sole discretion may permit, the Borrower and the Subsidiaries shall deliver to the Administrative Agent the documents, and perform the actions, set forth on Schedule 5.12 that would have been required to be delivered or taken on or prior to the Closing Date but for the last paragraph of Section 4.02.~~

~~SECTION 5.13.          Escrow. (i)  Notwithstanding anything to the contrary in this Agreement, if the Acquisition Closing Date has not occurred on or before March 26, 2015 and a Borrowing Request on such date has not been previously delivered,  then the Borrower shall provide a Borrowing Request for the full amount of the B-1 Term Loan Commitment and the Incremental B-2 Term Loan Commitment then outstanding with the proceeds thereof directed to the Escrow Account and (ii) if the Funding Date occurs prior to the Acquisition Closing Date, the Borrower shall execute and deliver the Escrow Agreement to the Administrative Agent and the Escrow Agent.~~

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection Obligations to the extent no claim thereto has been asserted) have been paid in full, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01.                              Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness existing on the Closing Date and, in the case of any such Indebtedness that is not owed to the Borrower or any Subsidiary and that is, in each case, in an amount in excess of $250,000, set forth in Schedule 6.01 and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except for any accrued but unpaid interest and premium or penalty payable by the terms of such Indebtedness thereon and reasonable fees and expenses associated therewith), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b)                                 Indebtedness created hereunder and under the other Loan Documents and Refinancing Debt in respect thereof;

(c)                                  intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d)                                 Indebtedness of the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except for any accrued but unpaid interest and premium or penalty payable by the terms of such Indebtedness thereon and reasonable fees and expenses associated therewith; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(~~D~~d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $~~5,000,000 (increasing on and after the Acquisition Closing Date to $~~6,000,000~~)~~ at any time outstanding;

(e)                                  Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of ~~$5,000,000 (increasing on and after the Acquisition Closing Date to~~ $6,000,000~~)~~ at any time outstanding;

(f)                                   Indebtedness of the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) under performance, bid, appeal and surety bonds or with respect to workers’ compensation claims and other obligations of a like nature and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments, in each case related thereto and incurred in the ordinary course of business;

(g)                                  Indebtedness (i) incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $~~15,000,000 (increasing on and after the Acquisition Closing Date to $18,000,000)~~25,000,000 at any time outstanding and (ii) in respect of Foreign Subsidiary Refinancing Debt in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(h)                                 Indebtedness of any Person that becomes a Subsidiary after the Closing Date or Indebtedness acquired or assumed by the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) in connection with any Permitted Acquisition or other acquisition permitted under Section 6.04; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or such asset is acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such asset being acquired and (ii) immediately before and after such Person becomes a Subsidiary or such asset is acquired (or, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time such acquisition agreement is executed and delivered, both before and after giving pro forma effect to the acquisition), no Default or Event of Default shall have occurred and be continuing; provided that the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $~~15,000,000 (increasing on and after the Acquisition Closing Date to $18,000,000)~~25,000,000 at any time outstanding;

(i)                                     Guarantees by the Borrower or any other Loan Party of any Indebtedness of the Borrower or any Loan Party permitted under this Section 6.01;

(j)                                    Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and which are not speculative in nature;

(k)                                 Indebtedness arising from the honoring by a bank or financial institution of a check or similar instrument drawn by the Borrower or any Subsidiary against insufficient funds in the ordinary course of business, so long as such Indebtedness is repaid within five Business Days;

(l)                                     Indebtedness in respect of letters of credit, guarantees, counter-indemnities and short term facilities incurred by any Subsidiary engaged in Exchange and Clearing Operations in connection with the ordinary clearing, depository and settlement procedures (including any letter of credit or guarantees provided to any central securities depositories or external custodians) relating thereto; provided that any advances thereunder are repaid within five Business Days following the date of such advance or any drawing under any letter of credit or guarantee;

(m)                             any Indebtedness arising under arrangements in connection with the participation in or through any clearing system or investment, commodities or stock exchange where the Indebtedness arises under the rules, normal procedures, agreements or legislation governing trading on or through such system or exchange; provided that any advances thereunder are repaid within five Business Days following the date of such advance or any drawing under any letter of credit or guarantee;

(n)                                 any Indebtedness arising as a result of short-term sale and repurchase transactions entered into by the Borrower or any of its Subsidiaries on market terms and in respect of marketable securities held for investment purposes where such Person enters into back to back, foreign exchange, swap or derivative transactions in the ordinary course of business, provided that the amount of such Indebtedness does not exceed the principal amount of the securities sold;

(o)                                 Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(p)                                 any unsecured senior or unsecured senior subordinated Indebtedness incurred by the Borrower or its Subsidiaries (other than any Broker Dealer Subsidiary) so long as (i) the Leverage Ratio does not exceed ~~3.00:1.00 (increasing on and after the Acquisition Closing Date to~~ 4.50 to 1.00~~)~~ at the time of incurrence thereof and (ii) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto (or, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered, both before and after giving pro forma effect to the acquisition); provided that (x) the terms of such Indebtedness do not provide for maturity or any scheduled mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the date that is 91 days after the latest Maturity Date in effect at the time of the incurrence of such Indebtedness, other than customary offers to purchase upon a change of control, asset sale or insurance or condemnation event and customary acceleration rights upon an event of default and (y) if such Indebtedness is subordinated, the Credit Facilities shall have been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness; provided, further that the aggregate principal amount of Indebtedness at any one time outstanding pursuant to this clause (p) in respect of which the primary obligor or any guarantor is a Subsidiary that is not a Loan Party shall not exceed $~~25,000,000 (increasing on and after the Acquisition Closing Date to $~~30,000,000~~)~~;

(q)                                 to the extent constituting Indebtedness, Cash Management Arrangements in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(r)                                    Incremental Equivalent Debt; and

(s)                                   other unsecured Indebtedness of the Borrower or the Subsidiaries (other than any Broker Dealer Subsidiary) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

SECTION 6.02.                              Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                 Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date and, in the case of any such Lien securing liabilities to any Person other than the Borrower and the Subsidiaries and that is, in each case, in an amount in excess of $250,000, set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Closing Date and extensions, renewals and replacements thereof permitted hereunder;

(b)                                 any Lien created under the Loan Documents;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof permitted hereunder (to the extent that (A) the principal amount of such obligations is not increased (except for any accrued but unpaid interest and premium or penalty payable by the terms of such obligations and reasonable fees and expenses associated therewith) and (B) such Liens are not expanded to cover additional property or assets);

(d)                                 Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e)                                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f)                                   pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations or to secure letters of credit issued in compliance with such laws or regulations;

(g)                                  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations and Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or to secure letters of credit issued in connection therewith;

(h)                                 zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

(i)                                     Liens securing Indebtedness incurred pursuant to Section 6.01(d) or 6.01(e); provided that such Liens do not at any time encumber any property other than the property financed by, or constructed or improved with the proceeds of, such Indebtedness;

(j)                                    Liens (i) on the assets of any Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiary permitted by Section 6.01 and (ii) securing Indebtedness incurred pursuant to Section 6.01(g)(ii);

(k)                                 judgment Liens securing judgments not constituting an Event of Default under Article VII;

(l)                                     Liens on property constituting Collateral securing (i) obligations incurred under any Refinancing Debt and the Refinancing Debt Documents related thereto to the extent required by the initial documentation in respect of such Refinancing Debt and (ii) Incremental Equivalent Debt;

(m)                             Liens arising from Investments described in clause (d) of the definition of the term “Cash Equivalents”;

(n)                                 Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(o)                                 Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;

(p)                                 Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 6.01(p);

(q)                                 Liens granted by a Subsidiary that is not a Loan Party to secure obligations that do not constitute Indebtedness and are incurred in connection with the Exchange and Clearing Operations of such Subsidiary; and

(r)                                    other Liens securing liabilities in an aggregate amount not to exceed $~~2,500,000 (increasing on and after the Acquisition Closing Date to $3,000,000)~~5,000,000 at any time outstanding.

SECTION 6.03.                              Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.                              Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (all of the foregoing, “Investments”), any other Person, except:

(a)                                 (i) Investments by the Borrower and the Subsidiaries existing on the Closing Date in (x) the Equity Interests of the Subsidiaries and (y) Indebtedness owed to it by the Borrower and the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Loan Parties and the Broker Dealer Subsidiaries; provided that (A) any such Equity Interests or Indebtedness held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (other than the Equity Interests of the Registered Securities Exchange Subsidiaries and subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of Investments made after the Closing Date by Loan Parties in or to Broker Dealer Subsidiaries shall not exceed the sum of (x) the amount that is required at the time of such Investment to cause such Broker Dealer Subsidiary’s capital to be at or above the Minimum Capital Requirement, plus (y) $~~10,000,000 (increasing on and after the Acquisition Closing Date to $12,000,000)~~15,000,000 in any fiscal year;

(b)                                 Investments in cash and Cash Equivalents;

(c)                                  loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances in excess of ~~$50,000,000 (increasing on and after the Acquisition Closing Date~~ $60,000,000~~)~~ made by a Loan Party to a Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties, (ii) any such loans or advances made to a Loan Party by a Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitations set forth in ~~Section~~Sections 6.04(o) and (p);

(d)                                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts (including trade accounts and accounts receivable) and disputes with, customers and suppliers, in each case in the ordinary course of business and to the extent reasonably necessary in order to prevent or limit loss;

(e)                                  the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective directors, officers, employees and consultants so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $~~1,500,000 (increasing on and after the Acquisition Closing Date to $~~1,800,000~~)~~ in the aggregate;

(f)                                   the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (or, in the case of clauses (A) and (B) below, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered), (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) after giving pro forma effect thereto, the Borrower would be in compliance with the covenant set forth in Section 6.11 as of the most recently completed Test Period (assuming, for purposes of pro forma compliance with Section 6.11, that the maximum Leverage Ratio permitted at the time by such Section 6.11 is 0.25 less than the ratio actually provided for in such Section at such time); (C) ~~the consideration paid for the acquisition of Acquired Entities that, concurrently with the acquisition thereof, do not become Loan Parties (or, in the case of any asset acquisition (other than the acquisition of the Equity Interests of a Registered Securities Exchange Subsidiary), which assets do not constitute Collateral) shall not in the aggregate exceed $75,000,000 (increasing on and after the Acquisition Closing Date to $125,000,000)~~[reserved]; (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying that such acquisition complies with all of the requirements set forth in this Section 6.04(f) and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.10 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(f) being referred to herein as a “Permitted Acquisition”);

(g)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(h)                                 Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

(i)                                     Investments by the Borrower in Hedging Agreements permitted under Section 6.01(j);

(j)                                    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(k)                                 Investments made by any Broker Dealer Subsidiary in the ordinary course of business;

(l)                                     Investments made to effect the pledges and deposits described in and permitted under Section 6.02(f) or (g);

(m)                             any repurchase of the Borrower’s Equity Interests permitted under Section 6.06(a)(iii) and (iv);

(n)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;

(o)                                 Investments in any Foreign Subsidiary; provided that the aggregate outstanding amount of such Investments made after the Closing Date (determined without regard to any write-downs or write-offs of such Investments) shall not exceed $~~40,000,000 (increasing on and after the Acquisition Closing Date to $65,000,000)~~80,000,000;

(p)                                 in addition to Investments permitted by paragraphs (a) through (o) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate outstanding amount invested pursuant to this paragraph (p) (determined without regard to any write-downs or write-offs of such Investments) does not exceed $~~35,000,000  (increasing on and after the Acquisition Closing Date to $42,000,000)~~50,000,000 in the aggregate; and

(q)                                 ~~the Borrower may consummate~~Investments constituting the Hotspot Acquisition.

SECTION 6.05.                              Mergers, Consolidations, Sales of Assets and Acquisitions.

(a)                                 Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries, taken as a whole, or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person, except that:

(i)                                     any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(ii)                                  if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (x) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions (including by way of merger or consolidation, so long as any Loan Party party thereto shall be the surviving entity); and

(iii)                               the Borrower may consummate the Hotspot Acquisition.

(b)                                 Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $~~50,000,000 (increasing on and after the Acquisition Closing Date to $~~60,000,000~~)~~ in any fiscal year.

SECTION 6.06.                              Restricted Payments; Restrictive Agreements.

(a)                                 Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by future, present or former officers, directors, employees or consultants of the Borrower or the Subsidiaries or make payments to officers, directors, employees or consultants of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees in an aggregate amount not to exceed ~~$10,000,000 (increasing on and after the Acquisition Closing Date to~~ $12,000,000~~)~~ in any fiscal year, (iii) [Reserved], (iv) the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower, (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (determined in the case of any dividend payable by the Borrower to the holders of its common Equity Interests generally, at the time of declaration thereof, so long as such dividends are paid within 60 days of such declaration), the Borrower may make additional Restricted Payments (A) in an aggregate amount not to exceed ~~(x) from the Closing Date to the Acquisition Closing Date $15,000,000~~ , from and after the  Second Amendment Date, $25,000,000 (less the amount of payments made pursuant to Section 6.09(b)(ii)(A)~~(x) prior to the Acquisition Closing Date) and (y) from and after the Acquisition Closing Date, $18,000,000 (less the amount of payments made pursuant to Section 6.09(b)(ii)(A)(y) on or after the Acquisition Closing~~ on or after the Second Amendment Date), (B) with amounts available under the Available Builder Basket at such time; provided that, with respect to this clause (B), the Leverage Ratio would not, on a pro forma basis after giving effect to such Restricted Payment and the financing therefor, exceed ~~2.50~~2.75:1.00 as of the end of the most recently completed Test Period and (C) with the then-available Available Equity Proceeds and (vi) the Borrower or any of its Subsidiaries make any payments required to be made under the Merger Agreement or the Hotspot Purchase Agreement.

(b)                                 Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or regulation or by any Loan Document, or, in the case of Registered Securities Exchange Subsidiaries, required by the regulator thereof, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale~~,~~; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07.                              Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) any Investment in the Borrower or a Subsidiary permitted by Section 6.04, any transaction between the Borrower and a Subsidiary permitted by Section 6.05(a) and any Restricted Payment permitted by Section 6.06(a) shall not be limited by this Section 6.07.

SECTION 6.08.                              Business of the Borrower and Subsidiaries.  Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably related, similar or incidental thereto.

SECTION 6.09.                              Other Indebtedness and Agreements.

(a)                                 Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b)                                 Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any unsecured Material Indebtedness of the Borrower or any of the Subsidiaries, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral except (i) refinancings of Indebtedness permitted by Section 6.01 and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, distributions, payments, redemptions, repurchases, retirements or other acquisitions of any unsecured Material Indebtedness, any such subordinated Indebtedness or any such junior secured Indebtedness (A) in an aggregate amount not to exceed ~~(x) from the Closing Date to the Acquisition Closing Date $15,000,000 (less the amount of Restricted Payments made pursuant to Section 6.06(b)(v)(A)(x) prior to the Acquisition Closing Date) and (y) from and after the Acquisition Closing~~, from and after the Second Amendment Date, $~~18,000,000~~25,000,000 (less the amount of Restricted Payments made pursuant to Section 6.06(b)(v)(A~~)(y~~) on or after the ~~Acquisition Closing~~Second Amendment Date), (B) with amounts available under the Available Builder Basket at such time; provided that, with respect to this clause (B), the Leverage Ratio would not, on a pro forma basis after giving effect to such distribution, payment, redemption, repurchase, retirement or other acquisition and the financing therefor, exceed ~~2.50~~2.75:1.00 as of the end of the most recently completed Test Period and (C) with the then-available Available Equity Proceeds.

SECTION 6.10.                              Regulatory Capital.  Permit any Regulated Subsidiary’s capital to be below the Minimum Capital Requirement, for a period of more than three consecutive Business Days after the date that a Financial Officer becomes aware that such capital is below such level (or, in the case of interpretation of any applicable law or regulation by a regulatory authority with retroactive effect, after the date the Borrower receives such notice from such regulatory authority).

SECTION 6.11.                              Maximum Leverage Ratio.

~~(a)                                 Prior to the Acquisition Closing Date, permit~~

Permit the Leverage Ratio as of the last day of any Test Period ending during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
~~April 1, 2014 to June 30, 2014~~	~~4.00:1.00~~
~~July 1, 2014 to September 30, 2014~~	~~4.00:1.00~~
~~October 1, 2014 to December 31, 2014~~	~~4.00:1.00~~
~~January 1, 2015 to March 31, 2015~~	~~4.00:1.00~~
~~April 1, 2015 to June 30, 2015~~	~~4.00:1.00~~
~~July 1, 2015 to September 30, 2015~~	~~3.75:1.00~~
~~October 1, 2015 to December 31, 2015~~	~~3.50:1.00~~
~~January 1, 2016 to March 31, 2016~~	~~3.00:1.00~~
April 1, 2016 to June 30, 2016	~~3.00~~4.00:1.00
July 1, 2016 to September 30, 2016	~~2.75~~3.50:1.00

Period	Ratio
October 1, 2016 to December 31, 2016	~~2.75~~3.25:1.00
January 1, 2017 to March 31, 2017	~~2.50~~3.25:1.00
April 1, 2017 to June 30, 2017	~~2.25~~3.25:1.00
July 1, 2017 to September 30, 2017	~~2.25~~3.25:1.00
October 1, 2017 to December 31, 2017	~~2.25~~3.25:1.00
January 1, 2018 to March 31, 2018 and each fiscal quarter thereafter	~~2.25~~3.00:1.00
~~April 1, 2018 to June 30, 2018~~	~~2.00:1.00~~
~~July 1, 2018 to September 30, 2018~~	~~2.00:1.00~~
~~October 1, 2018 to December 31, 2018~~	~~2.00:1.00~~
~~January 1, 2019 to March 31, 2019~~	~~2.00:1.00~~
~~April 1, 2019 to June 30, 2019~~	~~2.00:1.00~~
~~July 1, 2019 to September 30, 2019~~	~~2.00:1.00~~
~~October 1, 2019 to December 31, 2019~~	~~2.00:1.00~~

~~(b)                                 On or after the Acquisition Closing Date, permit the Leverage Ratio as of the last day of any Test Period ending during any period set forth below to be greater than the ratio set forth opposite such period below:~~

~~Period~~	~~Ratio~~
~~January 1, 2015 to March 31, 2015~~	~~5.25:1.00~~
~~April 1, 2015 to June 30, 2015~~	~~5.25:1.00~~
~~July 1, 2015 to September 30, 2015~~	~~5.00:1.00~~
~~October 1, 2015 to December 31, 2015~~	~~4.75:1.00~~
~~January 1, 2016 to March 31, 2016~~	~~4.50:1.00~~
~~April 1, 2016 to June 30, 2016~~	~~4.00:1.00~~
~~July 1, 2016 to September 30, 2016~~	~~3.50:1.00~~
~~October 1, 2016 to December 31, 2016~~	~~3.25:1.00~~
~~January 1, 2017 to March 31, 2017~~	~~3.25:1.00~~
~~April 1, 2017 to June 30, 2017~~	~~3.25:1.00~~
~~July 1, 2017 to September 30, 2017~~	~~3.25:1.00~~
~~October 1, 2017 to December 31, 2017~~	~~3.25:1.00~~
~~January 1, 2018 to March 31, 2018~~	~~3.00:1.00~~
~~April 1, 2018 to June 30, 2018~~	~~3.00:1.00~~
~~July 1, 2018 to September 30, 2018~~	~~3.00:1.00~~
~~October 1, 2018 to December 31, 2018~~	~~3.00:1.00~~
~~January 1, 2019 to March 31, 2019~~	~~3.00:1.00~~
~~April 1, 2019 to June 30, 2019~~	~~3.00:1.00~~
~~July 1, 2019 to September 30, 2019~~	~~3.00:1.00~~
~~October 1, 2019 to December 31, 2019~~	~~3.00:1.00~~

SECTION 6.12.                              Fiscal Year.  Change the Borrower’s fiscal year-end to a date other than December 31 of each calendar year.

SECTION 6.13.                              Hotspot Acquisition Related Payments.  Notwithstanding anything to the contrary in this Agreement, any Tax Sharing Payments (as defined in the Hotspot Purchase Agreement) and Tax Sharing Option Payment (as defined in the Hotspot Purchase Agreement) to be paid to the Seller in connection with the Hotspot Acquisition (together the “Tax Sharing Payments”) shall be permitted so long as such payments are made to the Seller in accordance with the terms of Section 9.3 of the Hotspot Purchase Agreement as in effect January 27, 2015. Such Tax Sharing Payments shall not be subject to a Lien or any other encumbrance. In addition, such Tax Sharing Payments shall not be restructured or otherwise refinanced with Indebtedness of the Borrower or its Subsidiaries. Any provision related to the Tax Sharing Payments in the Hotspot Purchase Agreement shall not be amended, waived or otherwise modified in a manner that is adverse to the Lenders.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)                                 any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)                                 default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)                                 default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (solely with respect to the Borrower), 5.05(a)~~,~~ or 5.08 ~~or 5.13~~ or in Article VI;

(e)                                  default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (a), (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent (which shall be given at the request of any Lender) to the Borrower and (ii) knowledge thereof of any Responsible Officer of the Borrower;

(f)                                   the Borrower or any Subsidiary shall (i) fail to pay any principal or interest or other amount due beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) fail to observe any agreement, term or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice of acceleration, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination thereof; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary other than an Inactive Subsidiary, or of a substantial part of the property or assets of the Borrower or any Subsidiary other than an Inactive Subsidiary, under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary other than an Inactive Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary other than an Inactive Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Borrower or any Subsidiary other than an Inactive Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of the Borrower or any Subsidiary (other than an Inactive Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of authorizing any of the foregoing;

(i)                                     one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment, and such judgment either (i) is for the payment of money in an aggregate amount in excess of $~~15,000,000 (increasing on and after the Acquisition Closing Date to $~~18,000,000~~)~~ or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)                                    an ERISA Event shall have occurred that, when taken together with all other such ERISA Events that have occurred and are continuing, could reasonably be expected to result in a Material Adverse Effect;

(k)                                 any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)                                     any security interest purported to be created by any Security Document with respect to material Collateral shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(m)                             (i) the SEC shall have revoked or suspended the status of any Registered Securities Exchange Subsidiary as a national securities exchange (if such status has been granted) or any Broker Dealer Subsidiary as a broker dealer, in each case under the Exchange Act, (ii) the FSA shall have revoked or suspended the status of any Registered Securities Exchange Subsidiary as a multilateral trading facility or a recognized investment exchange (if such status has been granted) or (iii) the Securities Investor Protection Corporation shall have applied for a protective decree with respect to the Borrower or any Subsidiary with total capital in excess of ~~$5,000,000 (increasing on and after the Acquisition Closing Date to~~ $6,000,000~~)~~; or

(n)                                 there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the fullest extent permitted by applicable law, by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding~~; provided that, (x) no termination of the B-1 Term Loan Commitments or the Incremental B-2 Term Loan Commitments shall be permitted prior to the earliest of (i) the Funding Date, after the funding of the B-1 Term Loans and the Incremental B-2 Term Loans,  (ii) if the Funding Date has not occurred on or prior to March 26, 2015, 5:00 p.m. New York City time on March 26, 2015 and (iii) the termination of the Purchase Agreement without consummation of the Hotspot Acquisition and (y) no B-1 Term Loans and no Incremental B-2 Term Loans may be accelerated prior to the earliest of (i) the Acquisition Closing Date after giving effect to the consummation of the Hotspot Acquisition, (ii) if the Acquisition Closing Date has not occurred or prior to March 26, 2015, 5:00 p.m. New York City time on March 26, 2015 and (iii) the termination of the Purchase Agreement without the consummation of the Hotspot Acquisition (it being understood that, for the avoidance of doubt, any funding of B-1 Term Loans and Incremental B-2 Term Loans on the Funding Date shall be subject to the applicable provisions set forth in Section 4.03)~~.

ARTICLE VIII

Agency

SECTION 8.01.                              Appointment and Authority.  Each of the Lenders hereby irrevocably appoints ~~JPMorgan Chase~~ Bank of America, N.A. (acting through such of its affiliates or branches as it deems appropriate) to act on its behalf as the Administrative Agent and Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate) to act on its behalf as the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions, except with respect to the Borrower’s rights under Section 8.06.  It is understood and agreed that the use of the term “agent” herein or in any Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties

SECTION 8.02.                              Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.                              Exculpatory Provisions.

(a)                                 Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, neither Agent:

(i)                                     shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)                                  shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               except as expressly set forth herein and in the other Loan Documents, shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by a Person serving as an Agent or any of its Affiliates in any capacity.

(b)                                 An Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary) or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section ~~9.08,~~9.08 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)                                  The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

SECTION 8.04.                              Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.                              Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as an Agent.  Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.                              Resignation of Agents.

(a)                                 Each Agent may resign as Agent upon 30 days’ prior notice to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 With effect from the Resignation Effective Date, (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any security interest granted to the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to act as Collateral Agent with respect to such security interest until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Agent.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub -agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 8.07.                              Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.                              No Other Duties, ~~etc~~Etc.  Anything herein to the contrary notwithstanding, neither any Arranger nor any Person listed on the cover page hereof (other than the Borrower) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

SECTION 8.09.                              Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

SECTION 8.10.                              Collateral and Guaranty Matters.  No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may, to the fullest extent permitted under applicable law, be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

SECTION 8.11.                              Withholding Tax.  Without limiting or expanding the provisions of Section 2.20, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the Lender under any Loan Document against any amount due to the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01.                              Notices; Electronic Communications.  Except in the case of notices and other communications permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic communication as set forth in Section 9.01(e), as follows:

(a)                                 if to the Borrower, to it at 8050 Marshall Drive, Suite 120, Lenexa, Kansas 66214, Attention of Eric Swanson, General Counsel, fax No. 913-815-7119, email: eswanson@bats.com;

(b)                                 if to the Administrative Agent, to ~~JPMorgan Chase~~ Bank of America, N.A., ~~500 Stanton Christiana Road, Ops 2, Floor 3, Newark, Delaware 19173, Attn: Loan & Agency and Rob Nichols, fax No. (302) 634 — 4733,~~101 N Tryon Street, Charlotte, NC, 28255-0001, Tammy Reed, phone No. (980-388-1108) e-mail: ~~Robert.j.nichols@jpmorgan~~tammy.reed@baml.com;

~~(c)~~(c)                    if to the Administrative Agent in connection with a Borrowing in an Alternative Currency, to ~~J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Warf, London E145JP, United Kindon500 Stanton Christiana Road, Ops 2, Floor 3, Newark, Delaware 19173, Attn: Loan & Agency, fax No. +44 20 7777 2360;~~Bank of America, N.A., 101 N Tryon Street, Charlotte, NC, 28255-0001, Tammy Reed, phone No. (~~d)~~980-388-1108) e-mail: tammy.reed@baml.com

(d)                                 if to the Collateral Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Loan Operations, e-mail: list.ops-collateral@credit-suisse.com; and

~~(e)~~(e)                    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (e) below, shall be effective as provided in said paragraph (e).

~~(c)~~(f)                     Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

~~(d)~~(g)                   Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

~~(e)~~(h)                   Platform.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available”.  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agents or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform, except as may result from the gross negligence or willful misconduct of an Agent Party as determined by a court of competent jurisdiction by final and nonappealable judgment.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to in this paragraph has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide the Communications to the Administrative Agent in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent, the Lenders, as the case may be, in the manner otherwise specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”).  The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as confidential as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”.  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains MNPI: (A) the Loan Documents, (B) notification of changes in the terms of the Credit Facilities and (C) financial statements and accompanying information and certificates delivered pursuant to Section 5.04(a) through (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

The Borrower represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby authorizes the Administrative Agent to make the financial statements to be provided under ~~Section~~Sections 5.04 (a), (b) and (d), along with the Loan Documents, available to Public Lenders.  In no event shall the Administrative Agent post compliance certificates and  budgets to Public Lenders.

Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.                              Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03.                              Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.                              Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)                                 Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Borrower and the Administrative Agent (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) (x) the consent of the Borrower shall not be required for (A) an assignment made to another Lender of the same Class, an Affiliate or a Related Fund of such a Lender, (B) an assignment made after the occurrence and during the continuance of an Event of Default and (y) the consent of the Borrower shall be deemed to have been given if the Borrower has not responded within five Business Days following the receipt by the Borrower of a written request for such consent or (C) an assignment made during the primary syndication of the Commitments and the Loans, (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than 1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (iv) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04 from and after the effective date specified in each Assignment and Acceptance, which shall be no earlier than the date of the recording pursuant to paragraph (e) of this Section 9.04, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each of the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in ~~The~~the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender~~,~~ pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon ~~its~~the Administrative Agent’s receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)                                   Subject to Section 9.04(g), each Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f), and it being understood that the documentation required under Section 2.20(f) shall be delivered solely to the participating Lender) to the same extent as if they were Lenders and had acquired their interests by assignment pursuant to Section 9.04(b) (but, with respect to any particular Participant, it shall not be entitled to greater payment under Sections 2.14, 2.16 and 2.20 than the Lender that sold the participation to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent); provided that such Participant shall be subject to the provisions of Section 2.21 as if it were an assignee under Section 9.04(b) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than, if agreed to between such Participant and the applicable Lender, amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the value of the Guarantees (other than in connection with the sale of the applicable

Guarantors in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender~~,~~; provided that such Participant agrees to be subject to Section 2.18  as though it were a Lender.

(g)                                  Each Lender that sells a participation shall, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)                                 Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i)                                     Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j)                                    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(k)                                 The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.                              Expenses; Indemnity; Damages Waivers.

(a)                                 The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Arranger, the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Arranger, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of (i) of Cahill Gordon & Reindel ~~LLP~~LLP, counsel for the Administrative Agent (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), and (ii) Cravath, Swaine & Moore LLP, counsel for the Collateral Agent (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), and in connection with such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Arranger, the Administrative Agent, the Collateral Agent or any Lender, and including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of one legal counsel (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on, at or under any property currently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are ~~determined by a court of competent jurisdiction by final and nonappealable judgment~~ to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment or (ii) a claim brought by a Lender against another Lender (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent, in each case in their respective capacities as such), in each case, that a court of competent jurisdiction has determined in a final and nonappealable judgment did not involve actions or omissions of the Borrower or the Subsidiaries or any direct or indirect parent or controlling person of the Borrower or the Subsidiaries.  This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to any Arranger, the Administrative Agent, the Collateral Agent or any Related Party thereof under paragraph (a) or (b) of this Section~~,~~ 9.05, each Lender severally agrees to pay to such Arranger, the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Arranger, the Administrative Agent or the Collateral Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any other party hereto or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)                                  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Arranger, the Administrative Agent, the Collateral Agent or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.                              Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time (for so long as such Event of Default is continuing), with the prior consent of the Administrative Agent except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender that are then due, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.                              Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.                              Waivers; Amendments.

(a)                                 No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Except as otherwise provided herein in Sections 2.22, 2.23 and 2.24, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent and/or Collateral Agent, on behalf of the Required Lenders with the approval of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan (provided that the Required Lenders may waive the imposition of any default rate of interest or the effect of the proviso to the second paragraph of the definition of “Applicable Margin”), without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or waive, decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or ~~4.02,~~any Incremental Assumption Agreement or Refinancing Amendment, or the waiver of any Default, Event of Default or mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (iii) without the prior written consent of each directly and adversely affected Lender (other than any Defaulting Lender), (x) amend or modify the pro rata requirements of Section 2.17 or (y) other than in accordance with Section 9.19, release all or substantially all the value of the Guarantees, or all or substantially all of the Collateral, (iv) amend or modify the provisions of Section 9.04(k) without the prior written consent of each Lender (other than any Defaulting Lender), (v) modify the provisions of this Section 9.08 or the percentage contained in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make the determination or grant any consent thereunder, without the consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that with the consent of the Required Lenders, the provisions of this Section 9.08 and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders), (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each adversely affected Class (it being understood, however, that additional extensions of credit being given substantially the same treatment as the Term Loans and Revolving Credit Commitments on the Closing Date shall be permitted by vote of the Required Lenders and the Required Lenders may waive, in whole or in part, any prepayment or commitment reductions so long as the application, as among the various Classes and as among the Lenders of each such Class, of any such prepayment or commitment reduction which is still required to be made is not altered), (vii) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV, (viii) change any provision of Section 5.02 of the Collateral Agreement (or any other applicable “waterfall” provision in any Loan Document) without the consent of each Lender directly and adversely affected thereby~~, (ix) modify the provisions of Section 4.03 and/or the Escrow Agreement without the written consent of each such B-1 Term Loan Lender and Incremental B-2 Term Loan Lender, or (x~~ or (ix) impose additional restrictions on the ability of any Lender to assign any of its rights and obligations hereunder without the prior written consent of such Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)                                  The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided~~,~~ , however~~,~~ , that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected thereto in writing within such five Business Day period.

Notwithstanding the foregoing, any amendment or waiver solely affecting the Revolving Credit Lenders (or that does not directly or indirectly affect the rights or obligations of the Term Lenders) under this Agreement and the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Revolving Credit Lenders, and any amendment or waiver solely affecting the Term Lenders (or that does not directly or indirectly affect the rights or obligations of the Revolving Credit Lenders) under this Agreement or any of the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Term Lenders; provided that any waiver or amendment of Section 4.01, and any waiver or amendment of any provision of Article III or any Default or Event of Default that is expressly to be effective solely for purposes of complying with Section 4.01 to make any Revolving Credit Borrowing after the Closing Date, shall not be subject to the foregoing, but shall require the consent of a Majority in Interest of the Revolving Credit Lenders (solely for the purpose of permitting such Revolving Credit Borrowing) in addition to the consent of the Required Lenders.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof; provided that such amendments (or amendments and restatements) shall in all other respects comply with the provisions of Section 9.08(b) above.

SECTION 9.09.                              Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender; provided that if the Administrative Agent, the Collateral Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.

SECTION 9.10.                              Entire Agreement.  This Agreement, the Engagement Letter, the ~~Administrative~~Collateral Agent Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement, the Engagement Letter, the ~~Administrative~~Collateral Agent Fee Letter or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.                              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.                              Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.                              Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission, “.pdf” or similar electronic format shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.                              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.                              Jurisdiction; Consent to Service of Process.

(a)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Arranger, the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)                                 The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.                              Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, as well as any numbering, administration or settlement service providers, in connection with the evaluation, administration and enforcement of the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that such Person will give the Borrower prior notice of such required disclosure to the extent practicable and permitted by law), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section 9.16, “Information” shall mean all information received from or on behalf of the Borrower or any Subsidiary and related to the Borrower or any Subsidiary or their businesses and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry,  other than (i) any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or (ii) information clearly identified by the Borrower at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.                              Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.                              USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.                              Release of Collateral and Guarantees.

(a)                                 All security interests and Liens granted or created under the Security Documents shall automatically terminate when all the Obligations (other than Obligations in respect of Hedging Agreements, Cash Management Arrangements and contingent indemnities, expense reimbursement, tax gross-up and yield protection obligations to the extent no claim therefor has been made) have been paid in full and the Lenders have no further commitment to lend under this Agreement.

(b)                                 A Guarantor shall automatically be released from its obligations under the Security Documents and all security interests and Liens granted or created thereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary.

(c)                                  Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to any Person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the security interest or Lien granted under the Security Documents in any Collateral pursuant to Section 9.08, the security interests and Liens in such Collateral shall be automatically released.

(d)                                 In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all Uniform Commercial Code termination statements, payoff letters, mortgage releases, IP Security Agreement releases, and other documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 9.19 shall be without recourse to, or representation or warranty by, the Collateral Agent or any Secured Party.  Without limiting the provisions of Section 9.05(a), the Borrower shall reimburse the Collateral Agent upon demand for all reasonable and documented costs and out-of-pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 9.19.

SECTION 9.20.                              Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptance, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.21.                       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature pages

intentionally removed]~~Schedule 2.01(b)~~

~~B-1 Term Loan Lenders and Commitments~~

~~Lender~~	~~Commitment Amount~~		~~Percentage~~
~~JPMorgan Chase Bank, N.A.~~	~~$~~	~~150,000,000~~	~~100~~	~~%~~

~~Schedule 2.01(c)~~

~~Incremental B-2 Term Loan Lenders and Commitments~~

~~Lender~~	~~Commitment Amount~~		~~Percentage~~
~~JPMorgan Chase Bank, N.A.~~	~~$~~	~~227,625,000~~	~~100~~	~~%~~